UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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DEERE & COMPANY
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JOHN DEERE

NOTICE OF 2021

ANNUAL MEETING AND PROXY STATEMENT

VIRTUAL ANNUAL MEETING | MOLINE, ILLINOIS | FEBRUARY 24, 2021

John Deere is focused on delivering intelligent, connected machines and solutions to revolutionize our customers’ agriculture and construction businesses, unlocking economic value across the full lifecycle of our products in ways that are sustainable for all.

WE RUN SO LIFE CAN LEAP FORWARD	OUR CORE VALUES

We conduct business essential to life. Running for the people who trust us and the planet that sustains us, we create products and solutions that enable lives to leap forward.

We have been innovating to solve customer challenges since our founding in 1837. And we have continued to lead and innovate on behalf of our customers for nearly two centuries. Every day, our employees use their creativity to solve some of the biggest problems facing our world.

In 2020, John Deere embarked on a pivotal journey of transforming our business to operate in a manner that aligns with how our customers operate their businesses. Through this new Smart Industrial Operating Model, we will ensure that we continue to revolutionize agriculture and construction through the rapid introduction of new technologies and services that deliver outcomes to our customers that are both more productive and more sustainable. When we do, we will create more sustainable outcomes for all our stakeholders – our customers, employees, dealers, suppliers, shareholders, and the communities we serve.

In conducting business, we are guided by four core values that company founder John Deere was known for— integrity, quality, commitment, and innovation.

We apply those values in everything we do, from designing and manufacturing our products and services to delivering solutions to our customers that enable them to be more productive, profitable, and sustainable.

January 8, 2021

DEAR FELLOW SHAREHOLDERS,

On behalf of the Board of Directors and the senior management team, we cordially invite you to attend Deere & Company’s Annual Meeting of Shareholders, which will be held Wednesday, February 24, 2021, at 10 a.m. Central Standard Time at www.virtualshareholdermeeting.com/DE2021. As part of our precautions regarding the coronavirus and to support the health and well-being of our shareholders, the 2021 Annual Meeting of Shareholders will be held exclusively online. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, and we will share a report on our operations.

Your vote is important. Even if you plan to participate in the Annual Meeting, please vote by internet, telephone, or mail as soon as possible to ensure your vote is recorded promptly. The instructions set forth in the Proxy Statement and on the proxy card explain how to vote your shares.

On behalf of the Board of Directors, thank you for your ongoing support of Deere & Company.

Sincerely,

John C. May	Charles O. Holliday, Jr.
Chairman of the Board	Presiding Director

Notice of 2021 Annual Meeting of Shareholders

DATE	TIME	WHERE
Wednesday, February 24, 2021	10 a.m. Central Standard Time	www.virtualshareholdermeeting.com/DE2021

As part of our precautions regarding the coronavirus and to support the health and well-being of our shareholders, the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DE2021, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. See additional instructions on page 76.

Your opinion is very important. Please vote on the matters described in the accompanying Proxy Statement as soon as possible, even if you plan to participate in the online Annual Meeting. You can find voting instructions below and on page 74.

In addition to the Proxy Statement, we are sending you our Annual Report, which includes our fiscal 2020 financial statements. If you wish to receive future proxy statements and annual reports electronically rather than receiving paper copies in the mail, please turn to the section entitled “Electronic Delivery of Proxy Statement and Annual Report” on page 78 for instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON FEBRUARY 24, 2021:
The Proxy Statement and Annual Report are available on our website at www.JohnDeere.com/stock.

At the Annual Meeting, shareholders will be asked to:

1.	Elect the 11 director nominees named in the Proxy Statement (see page 7).	2.	Approve the compensation of Deere’s named executives on an advisory basis (“say-on-pay”) (see page 26).	3.	Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2021 (see page 71).	4.	Consider any other business properly brought before the meeting.

Please vote your shares

If you were a Deere shareholder of record at the close of business on December 31, 2020, we encourage you to vote promptly in one of the following ways:

BY TELEPHONE	BY MAIL	BY INTERNET	DURING MEETING
In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.	You can vote electronically at the Annual Meeting.See page 74 for information on how to vote.

On behalf of the Board of Directors, I thank you for exercising your right to vote your shares.

For the Board of Directors,
Todd E. Davies, Corporate Secretary
Moline, Illinois, January 8, 2021

This Proxy Statement is issued in connection with the solicitation of proxies by the Board of Directors of Deere & Company for use at the Annual Meeting and at any adjournment or postponement thereof. On or about January 8, 2021, we will begin distributing print or electronic materials regarding the Annual Meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

Proxy Summary
2	Proxy Summary

Election of Directors
7	Item 1 – Election of Directors
15	Corporate Governance
21	Compensation of Directors
23	Security Ownership of Certain Beneficial Owners and Management
25	Review and Approval of Related Person Transactions
25	Delinquent Section 16(a) Reports

Advisory Vote on Executive Compensation
26	Item 2 – Advisory Vote on Executive Compensation
27	Compensation Discussion and Analysis
	29	Executive Summary
	31	2020 Compensation Overview
	34	Direct Compensation Elements
	47	Indirect Compensation Elements
	49	Compensation Methodology and Process
	53	Risk Assessment of Compensation Policies and Practices
54	Compensation Committee Report
55	Executive Compensation Tables
70	Pay Ratio Disclosure
70	Equity Compensation Plan Information
Ratification of Independent Registered Public Accounting Firm
71	Item 3 – Ratification of Independent Registered Public Accounting Firm
73	Audit Review Committee Report

Additional Information
74	Voting and Meeting Information
77	Annual Report
77	Householding Information
78	Electronic Delivery of Proxy Statement and Annual Report
78	Information not Incorporated into This Proxy Statement
78	Other Matters
78	2022 Shareholder Proposals and Nominations
79	Cost of Solicitation

Appendices
80	Appendix A – Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
82	Appendix B – Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures

1	DEERE & COMPANY	2021 PROXY STATEMENT

Proxy Summary
Meeting Agenda and Voting Recommendations

Proxy Summary

This summary highlights selected information contained in this Proxy Statement, but it does not contain all the information you should consider. We urge you to read the whole Proxy Statement before you vote. You also may wish to review Deere’s Annual Report on Form 10-K for the fiscal year ended November 1, 2020. Deere uses a 52/53 week fiscal year ending on the last Sunday in the reporting period. Deere’s 2020, 2019, and 2018 fiscal years ended on November 1, 2020, November 3, 2019, and October 28, 2018, respectively. Unless otherwise stated, all information presented in this Proxy Statement is based on Deere’s fiscal calendar.

Meeting Agenda and Voting Recommendations

Item		Voting Standard	Vote Recommendation	Page Reference
1.	Annual election of directors	Majority of votes cast	FOR each nominee	7
2.	Advisory vote on executive compensation	Majority of votes present in person or by proxy	FOR	26
3.	Ratification of independent registered public accounting firm	Majority of votes present in person or by proxy	FOR	71

Director Nominee Highlights
Every member of our Board of Directors is elected annually. You are being asked to vote on the election of these 11 nominees, all of whom currently serve as directors.

			Committee Memberships
Name	Age	Director Since	Executive	Audit Review	Compensation	Corporate Governance	Finance
Tamra A. Erwin Executive Vice President and Group CEO, Verizon Business Group	56	2020			■	■
Alan C. Heuberger Senior Manager, BMGI	47	2016		■			■
Charles O. Holliday, Jr. Chairman of Royal Dutch Shell plc	72	2007-2016; since 2018			■	■
Dipak C. Jain President (Europe), China Europe International Business School	63	2002			■		■
Michael O. Johanns Retired United States Senator from Nebraska	70	2015			■	■
Clayton M. Jones Retired Chairman, Rockwell Collins	71	2007	■	■		CHAIR
John C. May Chairman, Chief Executive Officer, and President Deere & Company	51	2019	CHAIR
Gregory R. Page Chairman, Corteva, Inc.	69	2013	■	■			CHAIR
Sherry M. Smith Former Executive VP and CFO, SuperValu	59	2011	■	CHAIR			■
Dmitri L. Stockton Retired Special Advisor to Chairman and Senior VP, GE and Former Chairman, President, and CEO, GE Asset Management	56	2015	■		CHAIR		■
Sheila G. Talton President and CEO, Gray Matter Analytics	68	2015		■		■

2	DEERE & COMPANY	2021 PROXY STATEMENT

Proxy Summary
Director Nominee Highlights

The board regularly assesses the diversity of its members and nominees as part of its annual evaluation process. We believe the 11 director nominees represent a diverse and broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge.

STRONG BOARD DIVERSITY

DIVERSE REPRESENTATION		GLOBAL & GOVERNANCE PERSPECTIVE

3	female directors
3	ethnically diverse directors
2	Board committees led by diverse directors

RANGE OF TENURES*	BALANCED MIX OF AGES*	INDEPENDENT OVERSIGHT
0-4	45-55
5-10	56-65
>10	66+	10 of 11independent director nominees 4Board committees led by independent directors
Average Tenure: 7 years 7 joined in the last 7 years.	Average Age: 62

* Tenure and age are as of January 8, 2021.

DIVERSE AND BALANCED MIX OF ATTRIBUTES AND EXPERIENCE

3	DEERE & COMPANY	2021 PROXY STATEMENT

Proxy Summary
Fiscal 2020 Performance Highlights

Annual Meeting of Shareholders
You are entitled to vote at the meeting if you were a holder of record of our common stock at the close of business on December 31, 2020. Please see “Additional Information – Voting and Meeting Information – How Do I Vote?” for instructions on how to vote your shares and other important Annual Meeting information. If you wish to attend the virtual only shareholder meeting see “Additional Information – Voting and Meeting Information – Virtual Meeting Information” for additional instructions.

Governance and Compensation Changes
Over our more than 180-year history, one of the things we have learned is the inevitability of change. As a result, we regularly assess what we do to determine how we can adapt and improve. This approach applies to our corporate governance and compensation plans as much as it does to our manufacturing processes and product innovation. Here is a summary of the changes we have made in recent years.

CORPORATE GOVERNANCE

—We adopted a bylaw in 2016 allowing shareholders meeting certain requirements to nominate directors and have such nominees included in the proxy statement, commonly referred to as “proxy access.”
—In 2017, we increased the retirement age for board members to 75 to reflect recent industry trends and to provide stability in the composition of our board.
—In 2020, shareholders approved and we adopted a bylaw providing that certain legal actions involving the Company will be litigated exclusively in the courts located in the State of Delaware, where the company is incorporated.

COMPENSATION

—The performance goals for our short-term incentive plan were significantly increased in 2018 to align more appropriately to our current enterprise strategy.
—A downward TSR Modifier for LTIC was implemented for the performance periods ending in FY2017, FY2018, and FY2019. If TSR performance was below the 50th percentile, the payout would be reduced by the modifier. For performance periods ending in FY2020 and FY2021, the TSR modifier will be multiplicative and could adjust upward or downward based upon TSR performance as compared to the peer group.
—Performance Stock Units (PSUs) are now based solely on a revenue growth metric. TSR as a standalone metric applies only to the cash portion of the long-term award.
—The consolidated financials of the Wirtgen acquisition are excluded from the Equipment Operations Operating Return on Operating Assets (OROA) and Shareholder Value Added (SVA) for calculating variable compensation for fiscal 2018, 2019, and 2020 to allow for integration and to determine appropriate incentive metrics. Wirtgen is included in the revenue component of the variable pay metrics to incent executive leadership to drive for successful integration and continued growth of the business.

Fiscal 2020 Performance Highlights
Despite the global pandemic, Deere reported strong financial results in 2020. Deere & Company (Deere or the Company) achieved net sales and revenues of $35.540 billion in fiscal 2020 compared with $39.258 billion in fiscal 2019.

Fiscal 2020 net income attributable to Deere & Company was $2.751 billion, the sixth best year in company history. This equated to $8.69 per share, compared with $3.253 billion, or $10.15 per share, in fiscal 2019. Common stock closed at $225.91 on Oct. 30, 2020, an increase of 28 percent compared to $176.11 in 2019.

In 2020, Deere introduced a new operating model that will be effective in 2021 that could have a transformative impact on the business. It focuses on our customers’ production systems, advanced technologies, and aligning resources with the products and services that deliver the highest return. At the same time, customers responded positively to our new products and adopted precision technologies at a high rate.

Other financial highlights for the year include:

—	Generating nearly $1.556 billion in economic profit, or Shareholder Value Added
—	Delivering an 18% increase in Ag & Turf division operating profit for the full year
—	Returning nearly $1.706 billion to stockholders in the form of dividends and share repurchases

For more information regarding our fiscal 2020 financial performance, please see our Annual Report, which is available at www.JohnDeere.com/stock.

4	DEERE & COMPANY	2021 PROXY STATEMENT

Proxy Summary
Fiscal 2020 Performance Highlights

NET SALES AND REVENUES (Millions)	NET INCOME (1) (Millions)	SHAREHOLDER VALUE ADDED (2) (Millions)	(1)Net income attributable to Deere & Company. (2)SVA is a non-GAAP measure and excludes Wirtgen. See Appendix B for details.

Net sales and revenues declined 9% over fiscal 2019 due in part to declines in Construction & Forestry (C&F) and Ag & Turf (A&T) equipment sales.	Net income decreased 15% to $2.751 billion, from $3.253 billion in 2019. Earnings per share declined 14% to $8.69, from $10.15 in 2019.	Enterprise Shareholder Value Added (SVA) increased 3% for the year. Ag & Turf and Financial Services both delivered positive SVA. SVA represents operating profit less an implied charge for capital.

A&T OROA*	C&F OROA*	EQUIPMENT OPERATIONS OROA*	FINANCIAL SERVICES RETURN ON EQUITY

*As reported, OROA with inventories at standard cost. Normal means mid-cycle. OROA is a non-GAAP measure. See Appendix B for details.

CASH FLOW FROM OPERATING ACTIVITIES
(Millions)

Consolidated cash flow from operations totaled $7.5 billion. Cash flow funded important strategic projects and paid roughly $1.7 billion to investors in 2020 in the form of dividends and share repurchases. The company declared $3.04 in dividends per share for the year.

5	DEERE & COMPANY	2021 PROXY STATEMENT

Proxy Summary
Fiscal 2020 Executive Compensation Highlights

Fiscal 2020 Executive Compensation Highlights
Our compensation programs and practices are designed to create incentive opportunities for advancing our shareholders’ long-term interests. We use metrics that align with our business strategy and motivate our executives to create value for shareholders at all points in the business cycle. For fiscal 2020, we had three separate variable pay components (described below) — Short-Term Incentive (STI), Long-Term Incentive Cash (LTIC), and Long-Term Incentive (LTI) — which stimulate complementary behaviors.

This Metric	For this type of compensation	Contributes to this goal
Operating return on operating assets (OROA) (1)(2)	Annual cash bonus (known within Deere as STI)	exceptional operating performance for Equipment Operations
Return on equity (ROE) (1)		exceptional operating performance for Financial Services
Net Sales and Revenues		importance of sustainable growth in near-term decisions
Shareholder Value Added (SVA) (2)	Long-term cash (known within Deere as LTIC)	sustainable, profitable growth
Total Shareholder Return (TSR)		exceptional equity appreciation
Revenue growth	Long-term equity (known within Deere as LTI)	sustainable growth

(1)

OROA is a non-GAAP measure. The Equipment Operations OROA calculation excludes the assets from our Financial Services segment and certain corporate assets. Corporate assets are primarily the Equipment Operations’ retirement benefits, deferred income tax assets, marketable securities, and cash and cash equivalents. ROE is based solely on the Financial Services segment. See Appendix B for details.

(2)	Wirtgen is excluded from both the Equipment Operations OROA and SVA calculations for FY20 variable pay to allow time for integration and assimilation. See Appendix B for details.

For information about the metrics we use to measure compensation and the resulting payouts, see the Executive Summary of the Compensation Discussion and Analysis (CD&A).

The table below highlights the 2020 compensation for the Chairman and CEO and, on average, for all the other named executive officers (NEOs) as disclosed in the Fiscal 2020 Summary Compensation Table. The table also shows how much compensation was delivered in cash (versus equity) and the significant portion that is performance-based and therefore at risk.

Summary Compensation Table Elements	Salary	STI	LTIC	Performance Stock Units	Restricted Stock Units and Stock Options	Retirement and Other Compensation	Total
Chairman and CEO(a)
Compensation	$1,199,245	$2,180,768	$1,560,484	$5,003,327	$4,499,825	$1,144,735	$15,588,384
% of Total	8%	14%	10%	32%	29%	7%	100%
Cash vs. Equity	Total Cash 32%			Total Equity 61%		Other 7%	100%
Short-Term vs. Long-Term	Short-Term 22%		Long-Term 78%				100%
Fixed vs. Performance-Based	Fixed 8%		Performance-Based 85%			Other 7%	100%

Average Other NEO
Compensation	$769,352	$932,686	$1,364,587	$1,316,352	$1,183,991	$739,366	$6,306,334
% of Total	12%	15%	22%	21%	19%	11%	100%
Cash vs. Equity	Total Cash 49%			Total Equity 40%		Other 11%	100%
Short-Term vs. Long-Term	Short-Term 27%		Long-Term 73%				100%
Fixed vs. Performance-Based	Fixed 12%	Performance-Based 77%				Other 11%	100%

(a)	John C. May became the company’s Chief Executive Officer on November 4, 2019, and assumed the position of Chairman of the Board of Directors on May 1, 2020.

6	DEERE & COMPANY	2021 PROXY STATEMENT

Item 1 – Election of Directors

How We Identify and Evaluate Director Nominees
The Corporate Governance Committee of the Board is responsible for screening candidates and recommending director nominees to the full Board. The Board nominates the slate of directors for election at each Annual Meeting of Shareholders and elects directors to fill vacancies or newly created Board seats.

The Corporate Governance Committee considers candidates recommended by shareholders, directors, officers, and third-party search firms. Third-party search firms may be used to identify and provide information on director candidates. Tamra A. Erwin was recommended as a director by non-management directors and a third-party search firm. If you wish to nominate a director, please review the procedures described under “Additional Information – 2022 Shareholder Proposals and Nominations” in this Proxy Statement. The Corporate Governance Committee evaluates all candidates in the same manner, regardless of the source of the recommendation.

Deere’s Corporate Governance Policies, which are described in the “Corporate Governance” section of this Proxy Statement, establish the general criteria and framework for assessing director candidates. In particular, the Corporate Governance Committee considers each nominee’s skills, experience, international versus domestic background, age, and diversity, as well as legal and regulatory requirements and the particular needs of the Board at the time. The Committee implements these criteria, including diversity, by considering the information about the nominee provided by the proponent, the nominee, third parties and other sources. In addition, the Board assesses the diversity of its members and nominees as part of an annual performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, and gender. We believe a Board composed of members with complementary skills, qualifications, experiences, and attributes is best equipped to meet its responsibilities effectively.

Any director who experiences a material change in occupation, career, or principal business activity, including retirement, must tender a resignation to the Board. Upon recommendation from the Corporate Governance Committee, the Board may decline to accept any such resignation. Directors must retire from the Board upon the first Annual Meeting of Shareholders after reaching the age of 75, except as approved by the Board.

7	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Board Diversity

Director Nominees
The Corporate Governance Committee has recommended and the Board has nominated each of Tamra A. Erwin, Alan C. Heuberger, Charles O. Holliday, Jr., Dipak C. Jain, Michael O. Johanns, Clayton M. Jones, John C. May, Gregory R. Page, Sherry M. Smith, Dmitri L. Stockton, and Sheila G. Talton to be elected for terms expiring at the Annual Meeting in 2022. All of the nominees are current members of the Board, but Deere’s Certificate of Incorporation and good governance practices require all members of the Board to be elected annually.

We have confidence that this talented slate of nominees will lead Deere capably in the year ahead. We discuss the nominees’ professional backgrounds and qualifications in the short biographies that follow.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL 11 NOMINEES.

Board Diversity
The Corporate Governance Committee believes that our Board is most effective when it embodies a diverse set of viewpoints and practical experiences. To maintain an effective Board, the Corporate Governance Committee considers how each nominee’s particular background, experience, qualifications, attributes, and skills will contribute to Deere’s success. As shown below, the independent members of our Board have a range of viewpoints, backgrounds, expertise and attributes.

DIVERSE BOARD REPRESENTATION

3	female directors
3	ethnically diverse directors
2	Board committees led by diverse directors

RANGE OF TENURES* * Tenure and age are as of January 8, 2021.
Average Tenure: 7 years 7 joined in the last 7 years.

BALANCED MIX OF AGES
Average Age: 62

BOARD MEMBER SKILLS

	Executive	Manufacturing	International	Government/ Academic	Agriculture	Technology/Data	Finance	Risk Management	Corporate Governance
Tamra A. Erwin	⬛		⬛	⬛		⬛	⬛		⬛
Alan C. Heuberger	⬛				⬛		⬛	⬛	⬛
Charles O. Holliday, Jr.	⬛	⬛	⬛				⬛		⬛
Dipak C. Jain			⬛	⬛		⬛			⬛
Michael O. Johanns			⬛	⬛	⬛				⬛
Clayton M. Jones	⬛	⬛	⬛				⬛		⬛
John C. May	⬛	⬛	⬛		⬛	⬛
Gregory R. Page	⬛	⬛	⬛		⬛		⬛		⬛
Sherry M. Smith	⬛						⬛	⬛	⬛
Dmitri L. Stockton	⬛		⬛				⬛	⬛	⬛
Sheila G. Talton	⬛		⬛			⬛		⬛	⬛
⬛	Audit committee financial expert under Securities and Exchange Commission (SEC) rules

8	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 56 Director since: 2020 Committees: Compensation, Corporate Governance	TAMRA A. ERWIN Executive Vice President and Group Chief Executive Officer of Verizon Business Group (since 2019)

Past Positions at Verizon Communications Inc.
(communications, information and entertainment products and services)

—Executive Vice President and Chief Operating Officer, Verizon Wireless Group – 2016 to 2019
—Group President, Consumer and Mass Business Markets Sales and Service – 2015 to 2016
—President, National Operations, Wireline/Consumer and Mass Business Markets – 2013 to 2015
—Corporate Chief Marketing Officer – 2012 to 2013
—President, West Area – 2008 to 2011

Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Erwin should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Executive Vice President, Chief Executive Officer and Chief Operating Officer of Verizon Group businesses; the breadth of her experiences in product and service development, customer service operations and support, marketing, sales, and strategic planning, and other areas of oversight while serving as an executive officer of Verizon Communications Inc.; and her subject matter knowledge in the areas of advanced communications and information technology products and services, customer relations, and human resources.

Age: 47 Director since: 2016 Committees: Audit Review, Finance	ALAN C. HEUBERGER Senior Manager, BMGI (since 2004)
Past Positions at BMGI (private investment management) —Investment Analyst — 1996 to 2004
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Heuberger should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Senior Manager of BMGI; the breadth of his experience in governance, strategy, and other areas of oversight while serving as a member of the boards of directors and advisors of various asset management entities and privately-held corporations; and his subject matter knowledge in the areas of agriculture industry investments, asset management, finance, and economics.

9	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 72 Director since: 2007 to 2016; 2018 Committees: Compensation, Corporate Governance	CHARLES O. HOLLIDAY, JR. Chairman of Royal Dutch Shell plc (oil and natural gas exploration, refining, and product sales) (since 2015)

Past Positions

—Chairman of the National Academy of Engineering (nonprofit engineering institution) — 2012 to 2016
—Chairman of Bank of America Corporation (banking, investing, and asset management) — 2010 to 2014
—Chairman from 1999 to 2009 and Chief Executive Officer from 1998 through 2008 of DuPont (agricultural, electronics, material science, safety and security, and biotechnology)
Other Current Directorships —HCA Healthcare, Inc. —Royal Dutch Shell plc Previous Directorships —CH2M HILL Companies, Ltd.
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Holliday should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Royal Dutch Shell, Chairman of the National Academy of Engineering, Chairman of Bank of America Corporation, and Chairman and Chief Executive Officer of DuPont; the breadth of his experiences in auditing, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of engineering, finance, business development, and corporate responsibility.

Age: 63 Director since: 2002 Committees: Compensation, Finance	DIPAK C. JAIN President (Europe), China Europe International Business School (since 2018)

Past Positions

—Co-President/Global Advisor, China Europe International Business School (international graduate business school) – 2017 to 2018
—Director, Sasin Graduate Institute of Business Administration — 2014 to 2017
—Chaired Professor of Marketing, INSEAD (international graduate business school) — 2013 to 2014
—Dean, INSEAD — 2011 to 2013
—Dean and Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University — 1996 to 2009
—Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management, Northwestern University — 1994 to 2001 and since 2009
Other Current Directorships —Reliance Industries Limited, India Previous Directorships —Global Logistics Properties Ltd., Singapore —Northern Trust Corporation
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jain should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Director or Dean at several prominent graduate business schools and as a foreign affairs advisor for the Prime Minister of Thailand; the breadth of his experiences in compensation, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of marketing, global product diffusion, and new product forecasting and development.

10	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 70 Director since: 2015 Committees: Compensation, Corporate Governance	MICHAEL O. JOHANNS Retired U.S. Senator from Nebraska and former U.S. Secretary of Agriculture
	Past Positions —United States Senator from Nebraska — 2009 to 2015 —United States Secretary of Agriculture — 2005 to 2007 —Governor of Nebraska — 1999 to 2005	Other Current Directorships —Corteva, Inc.
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications l ed the Board to conclude that Mr. Johanns should serve on Deere’s Board of Directors: his leadership qualities developed from his service in state and federal government, including serving as Governor of Nebraska; the breadth of his experiences in law, governance, and other areas of oversight while serving as a partner of a law firm and a member of the U.S. Senate and various Senate committees; and his subject matter knowledge in the areas of agriculture, banking, commerce, and foreign trade.

Age: 71 Director since: 2007 Committees: Corporate Governance (Chair), Audit Review, Executive	CLAYTON M. JONES Retired Chairman and Chief Executive Officer of Rockwell Collins, Inc.

Past Positions at Rockwell Collins, Inc.
(aviation electronics and communications)

—Chairman — 2013 to 2014
—Chairman and Chief Executive Officer — 2012 to 2013
—Chairman, President, and Chief Executive Officer — 2002 to 2012
Other Current Directorships —Motorola Solutions, Inc. Previous Directorships — Cardinal Health, Inc.
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Rockwell Collins; the breadth of his experiences in corporate governance, finance, compensation, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of technology, government affairs, and marketing.

11	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 51 Director since: 2019	JOHN C. MAY Chairman, Chief Executive Officer and President of Deere & Company (since 2020)

Past Positions at Deere & Company

—Chief Executive Officer and President – November 2019 to May 2020
—President and Chief Operating Officer — April 2019 to November 2019
—President, Worldwide Agriculture & Turf Division, Global Harvesting and Turf Platforms, Ag Solutions (Americas and Australia) — 2018 to 2019
—President, Agricultural Solutions & Chief Information Officer — 2012 to 2018
—Vice President, Agriculture & Turf Global Platform, Turf & Utility — 2009 to 2012
—Factory Manager, John Deere Dubuque Works — 2007 to 2009
—Director, China Operations — 2004 to 2007

Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. May should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2009; the breadth of his management experiences within, and knowledge of, Deere’s global operations, precision agriculture, and information technology; and his subject matter knowledge in the areas of leadership, manufacturing, and information technology.

Age: 69 Director since: 2013 Committees: Finance (Chair), Audit Review, Executive	GREGORY R. PAGE Chairman of Corteva, Inc. (agricultural seeds, crop protection products, and digital solutions) (since 2019)

Past Positions at Cargill, Incorporated (agricultural, food, financial, and industrial products and services)

—Executive Director — 2015 to 2016
—Executive Chairman — 2013 to 2015
—Chairman and Chief Executive Officer — 2011 to 2013
—Chairman, Chief Executive Officer, and President — 2007 to 2011
Other Current Directorships —Eaton Corporation plc —3M Company —Corteva, Inc. Previous Directorships —Cargill, Incorporated
Key Qualifications, Experiences, and Attributes
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Page should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Corteva, Inc. and Chairman and Chief Executive Officer of Cargill; the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the boards of directors of other global corporations; and his subject matter knowledge in the areas of commodities, agriculture, operating processes, finance, and economics.

12	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 59 Director since: 2011 Committees: Audit Review (Chair), Finance, Executive	SHERRY M. SMITH Former Executive Vice President and Chief Financial Officer of SuperValu Inc.

Past Positions at SuperValu Inc. (retail and wholesale grocery and retail general merchandise products)

—Executive Vice President and Chief Financial Officer — 2010 to 2013
—Senior Vice President, Finance — 2005 to 2010
—Senior Vice President, Finance and Treasurer — 2002 to 2005
Other Current Directorships —Piper Sandler Companies —Realogy Holdings Corp. —Tuesday Morning Corp.
Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Smith should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of SuperValu; the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight while serving as a member of the boards of directors of other public corporations; her family farming background; and her subject matter knowledge in the areas of finance, accounting, and food and supply chain management.

Age: 56 Director since: 2015 Committees: Compensation (Chair), Finance, Executive

DMITRI L. STOCKTON

Retired Special Advisor to Chairman and Senior Vice President of General Electric Company and Former Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated

Past Positions

—Special Advisor to the Chairman and Senior Vice President of GE (power and water, aviation, oil and gas, healthcare, appliances and lighting, energy management, transportation and financial services) — 2016 to 2017
—Chairman, President, and Chief Executive Officer of GE Asset Management Incorporated (global investments) and Senior Vice President of General Electric Company — 2011 to 2016
—President and Chief Executive Officer of GE Capital Global Banking and Senior Vice President of GE London — 2008 to 2011

Other Current Directorships

—Ryder System, Inc.
—Stanley Black & Decker, Inc.
—Target Corp.

Previous Directorships

—GE Asset Management Incorporated
—GE RSP U.S. Equity Fund and GE RSP Income Fund
—Elfun Funds (six directorships)

Key Qualifications, Experiences, and Attributes

In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Stockton should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of GE Asset Management and as a senior officer of other global operations; the breadth of his experiences in risk management, governance, regulatory compliance, and other areas of oversight while serving as a member of the boards of directors and trustees of global asset management, investment, and employee benefit entities; and his subject matter knowledge in the areas of finance, banking, and asset management.

13	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Item 1 – Election of Directors

Age: 68 Director since: 2015 Committees: Audit Review, Corporate Governance	SHEILA G. TALTON President and Chief Executive Officer of Gray Matter Analytics (healthcare analytics for healthcare providers, payers, and pharma companies) (since 2013)

Past Positions

—President and Chief Executive Officer of SGT Ltd. (strategy and technology consulting services) — 2011 to 2013
—Vice President of Cisco Systems, Inc. (information technology and solutions) — 2008 to 2011
Other Current Directorships —OGE Energy Corp. —Sysco Corp. Previous Directorships —Wintrust Financial Corp.
Key Qualifications, Experiences, and Attributes
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Talton should serve on Deere’s Board of Directors: her leadership qualities developed from her service as President and Chief Executive Officer of Gray Matter Analytics and as an officer of other global technology and consulting firms; the breadth of her experiences in compensation, governance, risk management, and other areas of oversight while serving as a member of the boards of directors of other global public corporations; and her subject matter knowledge in the areas of technology, data analytics, and global strategies.

14	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

Corporate Governance

Corporate Governance Highlights
At Deere, we recognize that strong corporate governance contributes to long-term shareholder value.
We are committed to sound governance practices, including those described below:

INDEPENDENCE
—All of our director nominees, except our Chairman and CEO, are independent
—The independent Presiding Director has a role with significant governance responsibilities
—All standing Board committees other than the Executive Committee are composed wholly of independent directors
—Independent directors meet regularly in executive session without management present

BEST PRACTICES
—Directors may not stand for re-election after their 75th birthday, absent Board approval under rare circumstances
—Our recoupment policy requires an executive to return any incentive compensation found to have been awarded erroneously due to accounting misconduct
—Directors and executives are subject to stock ownership requirements
—Directors and executives are prohibited from hedging or pledging their Deere stock

ACCOUNTABILITY
—All directors are elected annually
—In uncontested elections, directors are elected by majority vote
—The Board and each Board committee conducts an annual performance self-evaluation
—Shareholders have the ability to include nominees in our proxy statement (so-called proxy access rights)

RISK OVERSIGHT
—The Board oversees Deere’s overall risk-management structure
—Individual Board committees oversee certain risks related to their specific areas of responsibility
—We have robust risk management processes throughout the company

Our Values
At Deere, our actions are guided by our core values: integrity, quality, commitment, and innovation. We strive to live up to these values in everything we do — not just because it is good business, but because we are committed to strong corporate governance. We are committed to strong corporate governance as a means of upholding these values and ensuring that we are accountable to our shareholders.

Director Independence
The Board has adopted categorical standards (see Appendix A) that help us evaluate each director’s independence. Specifically, these standards are intended to assist the Board in determining whether certain relationships between our directors and Deere or its affiliates are “material relationships” for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards establish thresholds, short of which any such relationship is deemed not to be material. In addition, each director’s independence is evaluated under our Related Person Transactions Approval Policy, as discussed in the “Review and Approval of Related Person Transactions” section. Deere’s independence standards meet or exceed the NYSE’s independence requirements.

15	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

In November 2020, we reviewed the independence of each then-sitting director, applying the independence standards set forth in our Corporate Governance Policies. The reviews considered relationships and transactions between each director (and the director’s immediate family and affiliates) and Deere, Deere’s management, and Deere’s independent registered public accounting firm. Based on this review, the Board affirmatively determined at its regular December 2020 meeting that no director other than Mr. May has a material relationship with Deere and its affiliates and that each director other than Mr. May is independent as defined in our Corporate Governance Policies and the NYSE’s listing standards. Mr. May is not independent because of his employment relationship with Deere.

Board Leadership Structure
John C. May currently serves as Deere’s Chairman, Chief Executive Officer and President. The position of Chairman has traditionally been held by Deere’s Chief Executive Officer. The Board believes the decisions as to who should serve as Chairman and as Chief Executive Officer and whether the offices shall be combined or separated is the proper responsibility of the Board. The Board also believes that having an independent Chairman is unnecessary in normal circumstances. The Board’s governance processes preserve Board independence by ensuring discussion among independent directors and independent evaluation of and communication with members of senior management. Additionally, the enhanced role of the independent Presiding Director provides a strong counterbalance to the non-independent Chairman and Chief Executive Officer roles.

Presiding Director
Charles O. Holliday, Jr. has served as our independent Presiding Director since the 2020 Annual Meeting.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor.

The Board has assigned the Presiding Director the following duties and responsibilities:

—	Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
—	Serve as liaison between the Chairman and the independent directors;
—	In consultation with the Chairman, review and approve the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;
—	Call meetings of the independent directors when necessary; and
—	Remain available for consultation and direct communication with Deere’s shareholders.

The Board believes the role of the Presiding Director exemplifies Deere’s continuing commitment to strong corporate governance and Board independence.

Board Meetings
Under Deere’s bylaws, regular meetings of the Board are held at least quarterly. Our typical practice is to schedule at least one Board meeting per year at a company location other than our World Headquarters so directors have an opportunity to observe different aspects of our business first-hand. The Board met four times during fiscal 2020.

Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2020, all incumbent directors attended 75% or more of the meetings of the Board and committees on which they served. Overall attendance at Board and committee meetings was 98%. All directors then in office attended the Annual Meeting of Shareholders in February 2020.

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees. The independent directors may meet in executive session, without the CEO, at any time, but such non-management executive sessions are scheduled and typically occur at each regular Board meeting. The Presiding Director presides over these executive sessions.

16	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Corporate Governance Committee, and the Finance Committee.

Periodically, the Board approves the rotation of certain directors’ committee memberships. The Board believes that committee rotation is generally desirable to ensure that committees regularly benefit from new perspectives. Effective November 2020, Dipak C. Jain was appointed to the Compensation Committee and left the Audit Review Committee, and Clayton M. Jones was appointed to the Audit Review Committee and left the Compensation Committee.

Each of our Board committees has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters are available at www.JohnDeere.com/corpgov and may also be obtained upon request to the Deere & Company Shareholder Relations Department. Each committee (other than the Executive Committee, which did not meet in 2020 and of which Mr. May serves as chair) is composed solely of independent directors.

The committee structure and memberships described below reflect the changes that become effective in November 2020. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

EXECUTIVE COMMITTEE 2020 meetings: 0 Members: John C. May (Chair) Clayton M. Jones Gregory R. Page Sherry M. Smith Dimitri L. Stockton
—Acts on matters requiring Board action between meetings of the full Board
—Has authority to act on certain significant matters, limited by our bylaws and applicable law
—All members, other than Mr. May, are independent

AUDIT REVIEW COMMITTEE 2020 meetings: 5 Members: Sherry M. Smith (Chair) Alan C. Heuberger Clayton M. Jones Gregory R. Page Sheila G. Talton
—Oversees the independent registered public accounting firm’s qualifications, independence, and performance
—Assists the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors
—Pre-approves all audit and allowable non-audit services by the independent registered public accounting firm
—With the assistance of management, approves the selection of the independent registered public accounting firm’s lead engagement partner
—All members have been determined to be independent and financially literate under current NYSE listing standards, including those standards applicable specifically to audit committee members
—The Board has determined that Ms. Smith, Mr. Heuberger, Mr. Jones and Mr. Page are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE listing standards

17	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

COMPENSATION COMMITTEE 2020 meetings: 5 Members: Dimitri L. Stockton (Chair) Tamra A. Erwin Charles O. Holliday, Jr. Dipak C. Jain Michael O. Johanns
—Makes recommendations to the Board regarding incentive and equity-based compensation plans
—Evaluates and approves the compensation of our executive officers (except for the compensation of our CEO, which is approved by the full Board), including reviewing and approving the performance goals and objectives that will affect that compensation
—Evaluates and approves compensation granted pursuant to Deere’s equity-based and incentive compensation plans, policies, and programs
—Retains, oversees, and assesses the independence of compensation consultants and other advisors
—Oversees our policies on structuring compensation programs for executive officers relative to tax deductibility
—Reviews and discusses the CD&A with management and determines whether to recommend to the Board that the CD&A be included in our filings with the SEC
—All members have been determined to be independent under current NYSE listing standards, including those standards applicable specifically to compensation committee members

CORPORATE GOVERNANCE COMMITTEE 2020 meetings: 4 Members: Clayton M. Jones (Chair) Tamra A. Erwin Charles O. Holliday, Jr. Michael O. Johanns Sheila G. Talton
—Monitors corporate governance policies and oversees our Center for Global Business Conduct
—Reviews senior management succession plans and identifies and recommends to the Board individuals to be nominated as directors
—Makes recommendations concerning the size, composition, committee structure, and fees for the Board
—Reviews and reports to the Board on the performance and effectiveness of the Board
—Oversees the evaluation of our management
—Monitors and oversees aspirations and activities related to environmental, social, and governance matters
—All members have been determined to be independent under current NYSE listing standards

FINANCE COMMITTEE 2020 meetings: 4 Members: Gregory R. Page (Chair) Alan C. Heuberger Dipak C. Jain Sherry M. Smith Dmitri L. Stockton
—Reviews the policies, practices, strategies, and risks relating to Deere’s financial affairs
—Exercises oversight of the business of Deere’s Financial Services segment
—Formulates our pension funding policies
—Oversees our pension plans
—All members have been determined to be independent under current NYSE listing standards

18	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving long-term shareholder value. The Board, directly and through its committees, is responsible for monitoring risks that may affect Deere.

RISK MANAGEMENT APPROACH
We maintain a structured risk management approach to facilitate our strategic business objectives. To that end, we identify and categorize risks and then escalate them as needed. Our internal risk management structure is administered by a Management Risk Committee consisting of the CEO and his direct reports. This committee provides periodic reports to the Board regarding Deere’s risk management processes and reviews with the Board high-priority areas of enterprise risk.

Dedicated risk management reports typically take place at regularly scheduled Board meetings, and risk management topics are discussed as needed at other Board and committee meetings.

BOARD AND COMMITTEE RISK OVERSIGHT RESPONSIBILITIES
Each Board committee is responsible for oversight of risk categories related to its specific area of focus, while the full Board exercises ultimate responsibility for overseeing the risk management function as a whole and has direct oversight responsibility for many risk categories, including cyber security risks.

The areas of risk oversight exercised by the Board and its committees are:

Who is responsible?	Primary areas of risk oversight
Full Board
Oversees overall risk management function and regularly receives and evaluates reports and presentations from the chairs of the individual Board committees on risk-related matters falling within each committee’s oversight responsibilities.

Audit Review Committee
Monitors operational, strategic, and legal and regulatory risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit, as well as other operational personnel.
Regularly reviews our risk management practices and risk-related policies (for example, Deere’s risk management and insurance portfolio, and legal and regulatory reviews, evaluates potential risks related to internal control over financial reporting and information system risks, and shares with the full Board oversight responsibility for cyber security risks).

Compensation Committee
Monitors potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers or employees to take unnecessary and/or excessive risks.

Corporate Governance Committee
Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO, monitoring legal developments and trends regarding corporate governance practices, monitoring the Code of Business Conduct, and evaluating potential related person transactions.
Monitors product safety and other compliance matters.

Finance Committee
Monitors operational and strategic risks related to Deere’s financial affairs, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.
Monitors potential risks related to funding our U.S. qualified pension plans (other than the defined contribution savings and investment plans) and monitors compliance with applicable laws and internal policies and objectives.

19	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Corporate Governance

Shareholder Outreach
To ensure the continued delivery of sustainable, long-term value to our shareholders, we engage in regular dialogue with them. During 2020, we discussed governance, executive compensation, sustainability, and other issues with shareholders representing more than 40% of our outstanding shares. The Board considers feedback from these conversations during its deliberations, and we regularly review and adjust our corporate governance structure and executive compensation policies and practices in response to comments from our shareholders.

Communication with the Board
If you wish to communicate with the Board, you may send correspondence to: Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director by sending correspondence to: Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

Corporate Governance Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board of Directors has adopted company-wide Corporate Governance Policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board’s corporate governance objectives.

Please visit the Corporate Governance section of our website (www.JohnDeere.com/corpgov) to learn more about our corporate governance practices and to access the following materials:

—	Leadership Biographies
—	Core Values
—	Code of Ethics
—	Corporate Governance Policies
—	Charters for our Board Committees
—	Code of Business Conduct
—	Supplier Code of Conduct
—	Support of Human Rights in Our Business Practices
—	Conflict Minerals Policy

Political Contributions
To promote transparency and good corporate citizenship we have provided voluntary disclosure relating to the political contributions of Deere and its political action committee. This information is publicly available at www.JohnDeere.com/politicalcontributions.

20	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Compensation of Directors

Compensation of Directors

We have structured the compensation of our non-employee directors with the following objectives in mind:

—	Recognize the substantial investment of time and expertise necessary for the directors to discharge their duties to oversee Deere’s global affairs
—	Align the directors’ interests with the long-term interests of our shareholders
—	Ensure that compensation is easy to understand and is regarded positively by our shareholders and employees

We pay non-employee directors an annual retainer. In addition, committee chairpersons and the Presiding Director receive fees for assuming those responsibilities. Directors who are employees receive no additional compensation for serving on the Board. We do not pay committee member retainers or meeting fees, but we do reimburse directors for expenses related to meeting attendance.

To supplement their cash compensation and align their interests with those of our shareholders, non-employee directors are awarded restricted stock units (RSUs) after each Annual Meeting. A person who serves a partial term as a non-employee director will receive a prorated retainer and a prorated RSU award.

Compensation for non-employee directors is reviewed annually by the Corporate Governance Committee. At its December 2018 meeting, the Board approved compensation as noted below for non-employee directors as recommended by the Corporate Governance Committee. The cash components are effective on January 1 following approval and the equity component is effective for the annual award in March following approval.

The following chart describes amounts we pay and the value of awards we grant to non-employee directors:

Date Approved by Corporate Governance Committee: Effective Date of Annual Amounts:	December 2018 January & March 2019
Retainer	$135,000
Equity Award	$160,000
Presiding Director Fee	$30,000
Audit Review Committee Chair Fee	$25,000
Compensation Committee Chair Fee	$20,000
Corporate Governance Committee Chair Fee	$15,000
Finance Committee Chair Fee	$15,000

Under our Non-employee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until they retire from the Board. For deferrals through December 2016, a director could elect to have these deferrals invested in either an interest-bearing account or an account with a return equivalent to an investment in Deere common stock. For deferrals effective in January 2017 and later, directors may choose from a list of investment options, none of which yields an above-market earnings rate.

Our stock ownership guidelines require each non-employee director to own Deere common stock equivalent in value to at least three times the director’s annual cash retainer. This ownership level must be achieved within five years of the date the director joins the Board. Restricted shares (regularly granted to non-employee directors prior to 2008), RSUs, and any common stock held personally by the non-employee director are included in determining whether the applicable ownership threshold has been reached. Each non-employee director, except Ms. Erwin, who was appointed on May 1, 2020, has achieved stockholdings in excess of the applicable multiple as of the date of this Proxy Statement.

21	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Compensation of Directors

We require non-employee directors to hold all equity awards until the occurrence of one of the following triggering events: retirement from the Board, total and permanent disability, death, or a change in control of Deere combined with a qualifying termination of the director’s service with the company. Directors may not sell, gift, or otherwise dispose of their equity awards before the occurrence of a triggering event. While the restrictions are in effect, non-employee directors may vote their restricted shares (but not shares underlying RSUs) and receive dividends on the restricted shares and dividend equivalents on the RSUs.

During fiscal 2020, Samuel R. Allen served as our Executive Chairman until he elected to resign as Executive Chairman and as a Director, effective April 30, 2020. In his capacity as an Executive Officer during fiscal 2020, Mr. Allen received base salary of $551,894, STI of $802,873, LTIC for the performance period ended in fiscal 2020 of $2,944,374, a Long-Term Incentive Restricted Stock Unit award of $999,872 and other compensation of $300,135. Mr. Allen did not qualify as a Named Executive Officer for fiscal 2020. Mr. Allen did not receive any additional compensation for his service as a Director.

In fiscal 2020, we provided the following compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Nonqualified Deferred Compensation Earnings (3)	Total
Tamra A. Erwin (4)	$67,500	$113,597	$0	$181,097
Alan C. Heuberger	$135,000	$159,855	$0	$294,855
Charles O. Holliday, Jr.	$155,000	$159,855	$0	$314,855
Dipak C. Jain	$135,000	$159,855	$51,814	$346,669
Michael O. Johanns	$135,000	$159,855	$0	$294,855
Clayton M. Jones	$150,000	$159,855	$0	$309,855
Gregory R. Page	$150,000	$159,855	$970	$310,825
Sherry M. Smith	$160,000	$159,855	$2,697	$322,552
Dmitri L. Stockton	$148,334	$159,855	$0	$308,189
Sheila G. Talton	$135,000	$159,855	$0	$294,855

(1)	All fees earned in fiscal 2020 for services as a director, including committee chairperson and Presiding Director fees, whether paid in cash or deferred under the Non-employee Director Deferred Compensation Plan, are included in this column.
(2)	Represents the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation and does not correspond to the actual value that will be realized by the non-employee directors. The values in this column exclude the effect of estimated forfeitures. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2020, the grant date was March 4, 2020, and the grant price was $161.96.
The non-employee director grant date is seven calendar days after the Annual Meeting. The assumptions made in valuing the RSUs reported in this column are discussed in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC as part of our annual report on Form 10-K for the fiscal year 2020. The following table lists the cumulative restricted shares and RSUs held by the non-employee directors as of November 1, 2020:

Director Name	Restricted Stock	RSUs	Director Name	Restricted Stock	RSUs
Tamra A. Erwin	-	811	Clayton M. Jones	824	18,941
Alan C. Heuberger	-	4,476	Gregory R. Page	-	9,393
Charles O. Holliday, Jr.	-	3,121	Sherry M. Smith	-	11,543
Dipak C. Jain	13,234	18,941	Dmitri L. Stockton	-	6,687
Michael O. Johanns	-	7,203	Sheila G. Talton	-	6,687

(3)	Directors are eligible to participate in the Non-employee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. Through December 2016, two investment choices were available for these deferrals:
	–	an interest-bearing alternative that pays interest at the end of each calendar quarter (i) for amounts deferred between fiscal 2010 through December 2016, at a rate based on the Moody’s “A”-rated Corporate Bond Rate and (ii) for amounts deferred prior to fiscal 2010, at a rate based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%
	–	an equity alternative denominated in units of Deere common stock that earns additional shares each quarter at the quarterly dividend rate on Deere common stock
Amounts included in this column represent the above-market earnings on any amounts deferred under the Non-employee Director Deferred Compensation Plan. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable investment choice and 120% of the applicable federal long-term rate.
(4)	Ms. Erwin was elected to the Board effective May 1, 2020. Her compensation amounts reflect a pro-rated retainer fee for the period from May 2020 through October 2020 and a pro-rated RSU award granted in May 2020.

22	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2020, (unless otherwise indicated) by:

—	each person who, to our knowledge, beneficially owns more than 5% of our common stock
—	each individual who was serving as a non-employee director as of December 31, 2020
—	each of the named executive officers listed in the Summary Compensation Table of this Proxy Statement
—	all individuals who served as directors or executive officers on December 31, 2020, as a group

A beneficial owner of stock (represented in column (a)) is a person who has sole or shared voting power (meaning the power to control voting decisions) or sole or shared investment power (meaning the power to cause the sale or other disposition of the stock). A person also is considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options (represented in column (b)), restricted shares, and RSUs that could become exercisable or be settled within 60 days of December 31, 2020, at the discretion of an individual identified in the table (represented in column (c)).

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted.
As of December 31, 2020, Deere had no preferred stock issued or outstanding.

	Shares Beneficially Owned and Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Greater Than 5% Owners Cascade Investment, L.L.C. (1) 2365 Carillon Point Kirkland, WA 98033	31,510,573	—	—	31,510,573	10.0%

The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	23,636,226	—	—	23,636,226	7.5%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	18,403,744	—	—	18,403,744	5.9%

Wellington Management Group, LLP(4) 280 Congress St. Boston, MA, 02210	16,762,167	—	—	16,762,167	5.3%

23	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned and Held (a)	Exercisable Options (b)	Options, Restricted Shares, and RSUs Available Within 60 Days (c)	Total	Percent of Shares Outstanding
Non-Employee Directors (5)
Tamra A. Erwin	—	—	811	811	*
Alan C. Heuberger	100	—	4,476	4,576	*
Charles O. Holliday, Jr.	11,905	—	3,121	15,026	*
Dipak C. Jain	—	—	32,175	32,175	*
Michael O. Johanns	—	—	7,203	7,203	*
Clayton M. Jones	—	—	19,765	19,765	*
Gregory R. Page	—	—	9,393	9,393	*
Sherry M. Smith	—	—	11,543	11,543	*
Dmitri L. Stockton	—	—	6,687	6,687	*
Sheila G. Talton	—	—	6,687	6,687	*

Named Executive Officers (6)
John C. May	50,420	39,336	-	89,756	*
Ryan D. Campbell	4,223	12,033	-	16,256	*
Mary K. W. Jones	42,889	84,184	-	127,073	*
Rajesh Kalathur	48,961	115,960	-	164,921	*
Cory J. Reed	17,504	36,380	-	53,884	*
James M. Field	52,531	72,365	17,138	124,896	*
All directors and executive officers as a group (19 persons) (7)	306,284	517,963	149,147	973,394	*

* Less than 1% of the outstanding shares of Deere common stock.

(1)	The ownership information for Cascade Investment, L.L.C. is based on information supplied by Cascade in an initial statement of beneficial ownership on Form 3 filed with the SEC on September 6, 2019. All shares of common stock held by Cascade may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Cascade has sole voting power and sole dispositive power over 31,510,573 shares owned.
(2)	The ownership information for The Vanguard Group, Inc. is based on information supplied by Vanguard in a statement on Amendment No. 5 to Schedule 13G filed with the SEC on February 12, 2020. Vanguard holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. Vanguard has sole voting power over 463,523 shares owned and sole dispositive power over 23,116,498 shares owned.
(3)	The ownership information for BlackRock, Inc. (“BlackRock”) is based on information supplied by BlackRock in a statement on Amendment No. 3 to Schedule 13G filed with the SEC on February 2, 2020. BlackRock holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. BlackRock has sole voting power over 15,710,923 shares owned and sole dispositive power over 18,403,744 shares owned.
(4)	The ownership information for Wellington Management Group LLP (“Wellington”) is based on information supplied by Wellington in a statement on Schedule 13G filed with the SEC on January 28, 2020. Wellington holds the shares in its capacity as a registered investment advisor on behalf of numerous investment advisory clients, none of which is known to own more than five percent of Deere’s shares. Wellington has sole voting power over 0 shares owned and sole dispositive power over 0 shares owned.
(5)	The table includes restricted shares and RSUs awarded to directors under the Deere & Company Non-employee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2020 Director Compensation Table). Restricted shares and RSUs may not be transferred prior to retirement as a director. RSUs are payable only in Deere common stock following retirement and have no voting rights until they are settled in shares of stock. In addition, directors own the following number of deferred stock units, which are payable solely in cash under the terms of the Non-employee Director Deferred Compensation Plan:
Director	Deferred Units
Dipak C. Jain	9,133
Michael O. Johanns	3,149
Gregory R. Page	4,107
Dmitri L. Stockton	2,530
(6)	See the Outstanding Equity Awards table for additional information regarding equity ownership for NEOs.
(7)	The number of shares shown for all directors and executive officers as a group includes 85,381 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

24	DEERE & COMPANY	2021 PROXY STATEMENT

Election of Directors
Review and Approval of Related Person Transactions

Review and Approval of Related Person Transactions

The Board has adopted a written Related Person Transactions Approval Policy that assigns our Corporate Governance Committee the responsibility for reviewing, approving, or ratifying all related person transactions.

The written Related Person Transactions Approval Policy is concerned with three types of “related persons”:

1.	executive officers and directors of Deere
2.	any holder of 5% or more of Deere’s voting securities
3.	immediate family members of anyone in category (1) or (2)

Each year, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. In addition, the directors and officers must promptly advise our Corporate Secretary if there are any changes to the information they previously provided. After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether any transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to be related person transactions are submitted to the Corporate Governance Committee for consideration at its next meeting, unless action is required sooner. In such a case, the transaction would be submitted to the Chairperson of the Corporate Governance Committee, whose determination would be reported to the full committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or its Chairperson, as applicable, considers all reasonably available relevant facts and circumstances and approves only those related person transactions determined in good faith to be in compliance with or not inconsistent with our Code of Ethics and Code of Business Conduct and in the best interests of our shareholders.

The sister of Mary K. W. Jones, Senior Vice President, General Counsel, and Worldwide Public Affairs is an employee in the Company’s corporate communications department. Ms. Jones does not directly or indirectly supervise her sister. During fiscal 2020, the employee earned approximately $147,369 in direct cash compensation along with customary employee benefits available to salaried employees generally. The employee’s compensation is consistent with that of other employees at the same grade level. Pursuant to the Related Person Transactions Approval Policy, this transaction was approved by the Corporate Governance Committee after determining that it is not inconsistent with our Code of Ethics or Code of Business Conduct.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require our directors, certain of our officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.

To assist with these required reports, we have established procedures whereby directors and officers provide us with the relevant information regarding their transactions in Deere shares and we prepare and file the ownership reports on their behalf. In addition, our directors and officers have provided written statements regarding their Deere stock ownership and reports. Based solely upon a review of these statements and reports, we believe that all Section 16(a) filing requirements applicable to our insiders were complied with during fiscal 2020 except for the following: an annual statement of change in beneficial ownership on Form 5 for Gregory R. Page was not timely filed for his gift of company common stock on September 26, 2019. A Form 4 for Mr. Page reporting the gift was filed on October 27, 2020.

25	DEERE & COMPANY	2021 PROXY STATEMENT

Item 2 – Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the compensation of the executives named in the Summary Compensation Table of this Proxy Statement. Deere’s practice, which was approved by our shareholders at the 2017 Annual Meeting, is to conduct this non-binding vote annually.

Supporting Statement
PAY FOR PERFORMANCE
Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation. Our compensation programs consist of complementary elements that reward achievement of both short-term and long-term objectives. The metrics used for our incentive programs are either associated with operating performance or are based on a function of Deere’s stock price with linkage to revenue growth and Total Shareholder Return (TSR). See “Review of Pay for Performance Relative to Peer Group” in the CD&A, which highlights our success in connecting executive compensation with Deere’s financial performance.

PROGRAM DESIGN
The CD&A offers a detailed description of our compensation programs and philosophy. Our compensation approach is supported by the following principles, among others, as fully described in the CD&A:

—	We strive to attract, retain, and motivate high-caliber executives
—	As executives assume more responsibility, we increase the portion of their total compensation that is at-risk and that is tied to long-term incentives
—	We recognize the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle
—	We provide opportunities for NEOs to be long-term shareholders of Deere
—	We structure our compensation program to be regarded positively by our shareholders and employees

26	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis

At our 2020 Annual Meeting, we held a shareholder advisory vote on executive compensation in which shareholders approved the advisory vote on the compensation of our NEOs.

The Board believes that the executive compensation as disclosed in the CD&A, the accompanying tables, and other disclosures in this Proxy Statement is consistent with our compensation philosophy and aligns with the pay practices of our peer group.

FOR THE REASONS STATED, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, tabular disclosures, and other narrative executive compensation disclosures.”

Effect of Proposal
The say-on-pay resolution is non-binding, but the Board values your opinion as expressed through your votes and other communications. Therefore, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote and those opinions when making future compensation decisions. However, the Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Deere and its shareholders. Therefore, the final decision regarding the compensation and benefits of our executive officers and whether and how to address shareholder concerns remains with the Board and the Compensation Committee.

Compensation Discussion and Analysis

We design our compensation plans to reward planning and behavior that:

—	Help us pivot quickly in a chronically cyclical sector;
—	Emphasize research and development in an ever-changing global economy; and
—	Enable us to benefit from the diversity of our products, services, and geographic locations.

Our competitive base pay promotes stable planning and prudent risk taking. In addition, our benefits plans are designed to secure a healthy, loyal, and long-term focused employee base. Our business strategy emphasizes achieving superior operating and financial performance throughout the business cycle. This includes maintaining aggressive goals for operating margin and asset turns, while achieving sustained Shareholder Value Added growth through disciplined expansion. Our at-risk pay is designed to motivate NEOs to execute this strategy. We have demonstrated our ability to operate profitably even with the additional challenges presented by the global pandemic in fiscal 2020. Compensation was reviewed in light of the 2020 business conditions and it was determined to not make adjustments to the 2020 compensation measures or performance goals applicable to the NEOs due to strong company performance while also protecting employees and delivering customer solutions.

27	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis

Following is a detailed description of our compensation programs, including the underlying philosophy and strategy, the individual elements, the Board’s and the Compensation Committee’s (“Committee”) methodology and processes used to make compensation decisions, and the relationship between our performance and compensation delivered in fiscal 2020. We focus on the compensation of our named executive officers for fiscal 2020, as noted in the chart directly below:

Name	Title at the Close of Fiscal 2020
John C. May	Chairman and Chief Executive Officer(1)
Ryan D. Campbell	Senior Vice President and Chief Financial Officer
Mary K. W. Jones	Senior Vice President, General Counsel & Worldwide Public Affairs
Rajesh Kalathur	President, John Deere Financial and Chief Information Officer
Cory J. Reed	President, Worldwide Agriculture & Turf Division, Production & Precision Agriculture, Americas and Australia
James M. Field	Former President, Worldwide Construction & Forestry and Power Systems(2)

(1)	Effective November 4, 2019, Mr. May became Chief Executive Officer. Effective May 1, 2020, Mr. May was elected Chairman of the Board.
(2)	Mr. Field is included as a sixth NEO as he was an executive officer during 2020 and as a result of compensation earned in 2020. Effective July 1, 2020, Mr. Field became Senior Advisor, Office of the Chairman, and is no longer an executive officer.

28	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Executive Summary

Executive Summary

Our business strategy emphasizes achieving superior operating and financial performance throughout the business cycle. This includes maintaining aggressive goals for operating margin and asset turns while realizing sustainable Shareholder Value Added growth through disciplined expansion. Deere’s compensation program is designed to motivate NEOs to execute this strategy.

NET SALES & REVENUES	NET INCOME (attributable to Deere & Company)	SHAREHOLDER VALUE ADDED
$35.54	$2.75	$1.56
BILLION	BILLION	BILLION
DOWN 9%	DOWN 15%	UP 3%

In fiscal 2020, net sales and revenues reached $35.54 billion while net income attributable to Deere & Company totaled $2.751 billion, sixth highest in company history. Net income was negatively affected by impairment charges and employee-separation costs of $211 million and $458 million after-tax, respectively. Shareholder Value Added, our measure of economic profit, increased to $1.556 billion, up 2.7%.

Since aligning the metrics of our compensation program with our strategy in 2002, Deere has shown an ability to operate profitably throughout the business cycle.

Financial Performance and Compensation Metrics
As outlined below, the metrics Deere uses to measure success in its business strategy are the same used in our compensation programs to ensure that employees are working in aligned, high-performance teams. Further details below illustrate how the company’s compensation plans and payouts are sensitive to fluctuations in business conditions. Despite the global pandemic driving uncertain market conditions, Deere demonstrated the ability to drive strong business results while also delivering differentiated solutions to our customers. Compensation was reviewed in light of the challenging business conditions. Due to strong company performance and the ability to meet customer needs, it was determined to make no changes to the compensation metrics, weightings or performance goals applicable to NEOs in fiscal 2020 as a result of the global pandemic. As part of the integration process, Wirtgen financials were excluded from the OROA and SVA compensation metrics for fiscal 2020. As we look ahead for fiscal 2021, Wirtgen financials will be included in the OROA and SVA compensation metrics.

DRIVERS OF ONE-YEAR OROA, ROE, AND REVENUE GROWTH (STI) —Operating margin focus —Disciplined asset management —Efficient use of equity —Near-term business execution

DRIVERS OF THREE-YEAR SVA (LTIC)

—Margin management across the cycle with a long-term focus
—Efficient use of long-term assets
—Long-term investment decisions for capital and research and development
—World-class distribution systems
—Technology innovation
DRIVERS OF TSR (LTIC) AND REVENUE GROWTH (LTI) —Market share —Successful execution of business strategy —Stock price appreciation over the long term —Market conditions

29	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Executive Summary

		2019	2020	% Change	Fiscal 2020 Actions and Results
STI	OROA (1)	21.55%	21.86%	1%	The STI payout was 121% of target, resulting in an award of $2.2 million for the CEO and awards ranging from $0.8 million to $1.0 million for the other NEOs.
	ROE	10.70%	11.11%	4%
	Net Sales and Revenues	$39.26B	$35.54B	-9%
	Payout as a % of Target	69%	121%	76%
LTIC	3-Year Accumulated SVA (1)	$4.68B	$4.98B	6%	The LTIC payout for the 2018-2020 performance period was 159% of target. With TSR performance at the 95th percentile, there was an adjustment of 25% to the payout due to the TSR modifier. This resulted in an award of $1.6 million for the CEO (2) and awards of approximately $1.4 million for each of the other NEOs.
	3-Year TSR as of 31 Oct.	27.83%	79.54%	+51.71 pts
	TSR Performance Results as Compared to a Subset of the S&P Industrial Sector (3)	88th percentile	95th percentile
	TSR Modifier	100%	125%	25%
	Payout as a % of Target	117%	159%	37%
LTI-Revenue Growth	Deere Growth Rate	13.79%	6.12%	-7.67pts	The LTI grant for the 2020-2022 performance period was received in December 2019 and was based solely on Revenue Growth. The CEO received an LTI award valued at $7.5 million, a 20% increase over the base-level award; LTI awards for the other NEOs were increased an average of 9%, valued at $1.8 million; adjustments reflect strong operating performance and rapid response to challenging business conditions.
	Revenue Growth Performance as Compared to a Subset of the S&P Industrial Sector (4)	89th percentile	84th percentile
	PSU Payout as a % of Target	200%	200%	0%
LTI-TSR	Stock Price as of 31 Oct.	$174.14			The TSR component of LTI was discontinued in fiscal 2019. TSR continues as part of the LTIC metrics as noted above.
	3-Year TSR as of 31 Oct.	27.83%
	TSR Performance Results as Compared to S&P Industrial Sector	88th percentile
	PSU Payout as a % of Target	200%

(1)	Wirtgen financials were excluded from the OROA and SVA compensation metrics for fiscal 2019 and 2020.
(2)	Effective November 4, 2019, Mr. May became CEO. His LTIC award was based upon the median of his position as of September 30, 2019.
(3)	For the period ended 2019, TSR performance as compared to S&P Industrial Sector.
(4)	For the period ended 2019, Revenue Growth as compared to S&P Industrial Sector.

Shareholder Outreach
At the February 2020 Annual Meeting, Deere received a 94.9% For favorable Say on Pay Vote. As part of our ongoing annual review in 2020, we invited our top shareholders to participate in discussions regarding executive compensation, sustainability, and governance issues. During the year, we met with shareholders representing over 40% of our outstanding shares, to ensure changes to our program were understood and aligned with their expectations. We discussed our approach to executive compensation programs, as well as various sustainability and corporate governance topics important to investors. Discussions with shareholders did not indicate any significant issues with current compensation programs.

Our learnings included:

—	Deere has strong alignment between business strategy and compensation design
—	Our shareholders understand how OROA, ROE, and SVA are linked to successful operating performance

30	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
2020 Compensation Overview

—	The STI and LTIC programs contribute to successful operating performance, drive the right employee behavior and promote the creation of long-term value throughout the business cycle; shareholders have expressed Deere’s variable pay programs are complex
—	Shareholders understand the exclusion of Wirtgen in certain 2020 STI and LTIC program metrics recognizing the ongoing efforts to integrate Wirtgen financials to Deere performance metrics
—	Shareholders appreciate the linkage between our strategy and ability to deliver sustainable outcomes to our stakeholders
—	Topics of specific interest by shareholders included the impact of COVID-19 on Deere’s performance and compensation programs as well as Environmental, Social and Governance (ESG) focus and potential integration with compensation

We regularly analyze our practices to ensure we remain a leader in executive compensation best practices and remain aware of shareholder concerns. We recognize the value of the ongoing feedback and will continue regular shareholder engagement activities to gain their perspective firsthand.

2020 Compensation Overview

Deere is committed to a compensation philosophy that incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our shareholders.

Snapshot of Compensation Governance

To ensure that our compensation program meets Deere’s business objectives without compromising our core values, we regularly compare our compensation practices and governance against market best practices. Here are some of the best practices we have implemented.

WE DO:	WE DON’T:
▲use a combination of short-term and long-term incentives to ensure a strong connection between Deere’s operating performance and actual compensation delivered
▲regularly evaluate our peer group and pay positioning under a range of performance scenarios
▲annually review all our compensation plans, policies, and significant practices
▲annually review risks associated with compensation
▲include a “double-trigger” change in control provision in our executive Change in Control Severance Program, as well as our current equity plan, so participants will receive severance benefits only if both a change in control and a qualifying termination occur
▲annually review and limit executive perquisites
▲retain an independent compensation consultant who does not perform other significant services for Deere
▲have an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements
▲enforce stock ownership requirements to ensure that directors and executives have interests aligned with our shareholders
▲provide executive officers with benefits such as health care insurance, life insurance, disability, and retirement plans on the same basis as other full-time Deere employees

▼offer employment agreements to our U.S.-based executives
▼provide tax gross-ups for executives, except for those available to all employees generally
▼provide excise tax gross-ups upon a change in control to any employees
▼offer above-market earnings on new contributions to deferred compensation accounts
▼grant stock options with an exercise price less than the fair market value of Deere’s common stock on the date of grant
▼re-price stock options without the prior approval of our shareholders
▼cash out underwater stock options
▼include reload provisions in any stock option grant
▼permit directors or employees, or their respective related persons, to engage in short sales of Deere’s stock or to trade in instruments designed to hedge against price declines in Deere’s stock
▼permit directors or officers to hold Deere securities in margin accounts or to pledge Deere securities as collateral for loans or other obligations

31	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
2020 Compensation Overview

Snapshot of Compensation Elements
The components of our 2020 compensation program are:

	Total Direct Compensation				Total Indirect Compensation
	Short-Term Compensation		Long-Term Compensation		Other Compensation and Benefits
	Base Salary	Short-term Incentive (STI)	Cash (LTIC)	Equity (LTI)
Purpose	Based on level of responsibility, experience, and sustained individual performance	Annual cash award for profitability and efficient operations during the fiscal year	Cash award for sustained profitable growth during a three-year period	Equity award for creating shareholder value as reflected by stock price and revenue growth	Perquisites, retirement benefits, deferred compensation benefits, additional benefits payable upon a change in control
Characteristics	Fixed cash component generally targeted at the peer group median	A target STI award is designed to contribute to annual cash compensation and overall compensation at the peer group median	A target LTIC award is designed to contribute to overall compensation at the peer group median	Awarded in a combination of RSUs, PSUs, and stock options, a base-level LTI award is designed to contribute to overall compensation at the peer group median
Metrics	- CEO: Increase to $1.2M for 2020 - Other NEOs: Various increases to align with market median	- Operating Return on Operating Assets (OROA), Return On Equity (ROE), and net sales and revenues in current-year performance(1)	- Shareholder Value Added (SVA)(1) and Total Shareholder Return (TSR) modifier to the payout	- Revenue Growth(2) - LTI awards can be increased by up to 20% to recognize individual performance

(1)	Wirtgen is excluded from both the Equipment Operations OROA and SVA calculations for FY20 variable pay to allow time for integration and assimilation. See Appendix B for details.
(2)	The equity award for performance periods starting in FY2018 will only be based on revenue growth. Prior to FY2018, PSUs were based on revenue growth and TSR.

As this table suggests, we compare each component of compensation to the median level for that component awarded by our peers. In addition, we strive to have each NEO’s total annual cash compensation and overall compensation at target compare favorably to the median levels for comparable executives.

32	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
2020 Compensation Overview

2020 Target Direct Compensation Mix
Pay for performance is an essential element of our compensation philosophy. We believe compensation should motivate our executives to substantially contribute — both individually and collaboratively — to Deere’s long-term, sustainable growth. To that end, our performance-based compensation program consists of three components (STI, LTIC, and LTI), all driven by metrics that align with Deere’s business strategy and reflect the cyclical nature of the industries in which Deere operates.

To enhance the connection between pay and performance, as our NEOs assume greater responsibility, we award a larger portion of their total compensation in the form of “at risk” incentive awards and a larger portion of their incentive awards in the form of equity. This practice is apparent in the following charts, which illustrate the allocation of all fiscal 2020 Direct Compensation components at target for our CEO and for our other NEOs as a group.

CEO TARGET COMPENSATION MIX	NEO TARGET COMPENSATION MIX

(a)	”At risk” implies awards that are subject to performance conditions and stock price performance
(b)	Variable pay that is metric driven
(c)	Variable pay that is stock price driven

33	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Direct Compensation Elements

Direct Compensation Elements

As shown in the Target Compensation Mix charts under 2020 Compensation Overview, the majority of direct compensation for the CEO and NEOs is based on “at-risk,” variable pay. Our performance-based compensation programs fall into two categories: short-term incentives based on annual metrics and long-term incentives based on a three-year performance period. Long-term performance based incentives are awarded in the form of cash and equity (RSUs, PSUs, and stock options). The following information describes each direct compensation element, including the applicable performance metrics.

Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as financial and operational performance, leadership, development of people, time in position, internal equity, and potential. The Committee also considers each NEO’s current salary as compared to the salary range and median salary practices of our peer group. The following increases reflect the Committee’s assessment of the NEO’s favorable performance as well as competitive positioning as compared to peers. The increase for John May includes consideration of his performance and expanded leadership responsibilities to CEO on November 4, 2019. Ryan Campbell, being new to the role of CFO in April 2019, received increases to reflect strong performance as well as to continue to strive for competitive positioning of his salary. Deere has a multi-year plan to deliver compensation at market competitive rates assuming continued favorable performance by the senior officer.

Officer	Base Salary as of Apr. 1, 2019	Fiscal 2020 Salary Increase %	Base Salary as of Dec. 1, 2019
John C. May	$1,000,764	20%	$1,200,000
Ryan D. Campbell	$567,768	20%	$681,322
Mary K. W. Jones	$717,060	10%	$788,772
Rajesh Kalathur	$724,476	10%	$796,932
Cory J. Reed	$701,400	10%	$771,540
James M. Field	$798,900	5%	$838,845

Short-Term Incentive (STI)
PERFORMANCE METRICS FOR STI

The Committee believes that operating margins, efficient deployment of our assets (both fixed and working capital), and growth are key drivers in creating long-term shareholder value. For this reason, the Committee has designed the STI program to motivate our executives and most other salaried employees to focus on profitability, asset optimization, and capital efficiency no matter where we are in the business cycle each fiscal year.

—	OROA (for our Equipment Operations segments) supports our strategic approach to sound investment of capital and asset utilization. ROE (for our financial service segment) effectively measures the efficient use of equity.
—	Net sales and revenues measure our growth.

By consistently managing OROA results through all points in the business cycle, we have paid out more than half of cash flow from our operations to investors through dividends and net share repurchases since 2004.

34	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Direct Compensation Elements

For fiscal 2020, the performance results for these metrics are combined to determine STI awards as follows:

Company Performance Factor Weighting:
Enterprise OROA/ROE Metric(a)	67%
Net Sales and Revenues Metric	33%
Enterprise OROA/ROE Metric Weighting:
Equipment Operations OROA(b)	50%
Agriculture & Turf Operations OROA	25%
Construction & Forestry Operations OROA	15%
Financial Services ROE	10%

(a)	Appendix B, “Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures” illustrates in detail how OROA and ROE are calculated.
(b)	Equipment Operations reflects the consolidated results of the Agriculture and Turf operations and Construction and Forestry operations.

The emphasis on the OROA performance of the Equipment Operations in calculating STI reflects the critical position these operations have as drivers of our business: Equipment Operations’ net sales accounted for 88% of our net sales and revenues in fiscal 2020. The 50% weighting for the combined Equipment Operations reflects the importance of employees’ aligning with the overall business strategies, including working together to develop technology and drive synergies.

Recognizing the complexity of the plan, for fiscal 2021, the Enterprise OROA/ROE metric weighting will be simplified to be 90% based upon Equipment operations OROA and 10% on Financial Services ROE.

OROA – Equipment Operations Metric
OROA goals are formulaically adjusted to reflect the cyclical nature of our end markets. As a smart industrial company, our business requires high investment in fixed assets, such as buildings and machinery, and significant expenses with longer-term payoffs, such as research and development.

Our long-term strategy will continue to focus on OROA performance, which is designed to enable management to respond promptly and purposefully to changing business conditions to drive sustained operational results. The Committee sets a range of OROA goals for a range of potential conditions rather than for a static forecast. This allows us to be agile, encourages us to prepare in advance for a variety of business conditions, and to quickly make necessary structural changes, such as those related to costs, capacity, and assets (especially inventory) as business conditions change during the year.

WHAT IS MID-CYCLE?

—

We calculate mid-cycle sales for each product line by annually gathering historical information on the size of the industry (for example, the total number of tractors sold in the U.S. market) and our market share for every product line (in this example, the number of tractors sold by Deere).

—

At the peak of a typical business cycle, actual sales constitute 120% of mid-cycle sales; at the trough, actual sales constitute 80% of mid-cycle sales, generally speaking. OROA goals vary each year to reflect where we are on this spectrum.

—

To maintain the rigor of the program, the specific goals for any year are determined based on where we are in the business cycle. This ensures that our employees are not unduly rewarded when the economy is strong and penalized for poor economic conditions. The Committee fixes threshold, target, and maximum OROA goals that are more ambitious at the peak of a business cycle, when it is easier to cover fixed costs and achieve a higher asset turnover (and thus a better OROA), and lower at the trough.

—	Our position in the business cycle is calculated by comparing current sales to projected mid-cycle sales. Performance targets are adjusted accordingly based upon position to the mid-cycle.

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●	Equipment Operations sales are at 88% of mid-cycle
●	Construction & Forestry sales are at 84% of mid-cycle
●	Agriculture & Turf sales are at 89% of mid-cycle

How do OROA goals work?
For an example of how our multi-tiered OROA goals work in practice, assume we determined that mid-cycle sales are $30 billion. If actual sales for the year are $27 billion, that means we are at 90% of mid-cycle (27 ÷ 30 = .90). In that case, OROA goals would be lower than the goals for mid-cycle. On the other hand, if actual sales are $33 billion, that means we are at 110% of mid-cycle (33 ÷ 30 =1.1). In that case, OROA goals would be greater than the goals for mid-cycle. Both scenarios are illustrated below:

OROA GOALS INCREASED IN 2018 TO ENSURE THEIR RIGOR
To continue to improve operational performance and seize the benefits of our structural transformation, the Committee raised OROA goals for STI purposes to align more appropriately to the current business strategy. As the following charts show, the OROA goals implemented in fiscal 2018 are significantly more rigorous at mid-cycle and peak than they have been historically.

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OROA GOAL

	2015 OROA Goals			2016 OROA Goals			2017 OROA Goals			Current OROA Goals*
	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak	Trough	Mid-Cycle	Peak
Maximum	12%	20%	28%	13%	24%	36%	16%	26%	36%	17%	35%	48%
Target	8%	12%	20%	10%	18%	26%	12%	19%	26%	14%	29%	40%
Threshold	4%	8%	12%	8%	12%	16%	8%	12%	16%	12%	20%	28%

* Current goals established in 2018.

ROE – Financial Services Metric
The ROE metric is the STI performance metric for the Financial Services business, a key differentiator for how we deliver value to our dealers and customers. ROE was selected because it effectively measures the efficient use of the segment’s equity. We have two distinct business models within Financial Services and we use different ROE goals for each.

Subsidized business: Historically, approximately 70% of Financial Services’ business has been subsidized by the Equipment Operations to reduce the interest rates that our customers and dealers would otherwise pay on financial products. The ROE goal for the subsidized business — 10% — is the same regardless of the business cycle as maximizing profitability is not the purpose of this segment. The goal is rigorous; however, our threshold goal, which is based on the implied after-tax cost of equity, represents upper-quartile performance compared to other financial institutions.

Non-subsidized business: The remaining offerings, which are non-subsidized, are intended to utilize equity to earn a profitable return. Consequently, this business has more traditional (and progressively more challenging) goals. The threshold goal equals the implied after-tax cost of equity for Financial Services; the ROE goals of 13% at target and 16% at maximum represent an even greater level of stretch both internally and compared to our peers.

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ROE goals are weighted based on the actual mix of subsidized versus non-subsidized business in a fiscal year. The Committee approved the following ROE goals at the beginning of fiscal 2020:

Fiscal 2020 ROE Goals	Subsidized business	Non-subsidized business	Weighted Goals
% of Business	72%	28%
Maximum	10%	16%	12%
Target	10%	13%	11%
Threshold	10%	10%	10%

Net Sales and Revenues – Corporate Metric
Company wide net sales and revenues together account for one-third of the STI payout. This metric was added in 2017 to incorporate a growth factor into the incentive calculation.

For 2020, our net sales and revenues target goal is $36.39B. Net sales and revenues that fall more than 15% below target will result in no payout on that metric. Conversely, net sales and revenues that exceeds target by at least 15% will result in a maximum (200%) payout on that metric.

APPROVAL OF STI AWARD RATES
At the beginning of the fiscal year, after review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percentage of each NEO’s base salary. The target STI rates for fiscal 2020 are as follows:

2020 Target Rate
CEO	150%
Other NEOs	100%

Regardless of the award amount reached by applying these payout rates, no individual award under the STI plan may exceed $5 million or 200% of target.

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FISCAL 2020 PERFORMANCE RESULTS AND PAYOUT AMOUNTS
The chart below shows OROA results for the Agriculture & Turf Operations, the Construction & Forestry Operations, and Equipment Operations as a whole, based on actual sales volumes:

Those results, together with ROE for Financial Services, are weighted to determine STI, as follows:

Fiscal 2020 Performance Results for STI	Fiscal 2020 Performance Results	Performance as % of Target	Fiscal 2020 OROA/ROE Award Weighting	Weighted Award Results	Fiscal 2020 Award STI Weighting	Actual Performance Results
Equipment Operations OROA	21.9%	144%	50%	72%
Agriculture & Turf Operations OROA	25.9%	200%	25%	50%
Construction & Forestry Operations OROA	8.9%	0%	15%	0%
Financial Services ROE	11.1%	134%	10%	13%
Enterprise OROA/ROE Metric (1)				136%	67%	91%
Net Sales and Revenues	$35.54B	92%			33%	30%
Actual Performance as % of Target						121%

(1)	The Equipment Operations OROA calculation excludes the assets from our captive financial services and Wirtgen. ROE is based soley on the Financial Services segment. See Appendix B for details.

The amount of the STI award paid to a NEO is calculated as follows:

STI AWARD CALCULATIONS

Base salary for the fiscal year	×	Target STI rate	×	Actual performance as a percentage of target	=	STI award amount

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Actual STI awards paid to the NEOs are shown in the table to the right and detailed in the Fiscal 2020 Summary Compensation Table under footnote (4).

For fiscal 2020, STI awards paid to the NEOs consisted of approximately 2% of the total amount of STI awards paid to all eligible employees.

Officer	Fiscal 2020 STI Award Payout
John C. May	$2,180,768
Ryan D. Campbell	$814,495
Mary K. W. Jones	$948,984
Rajesh Kalathur	$958,801
Cory J. Reed	$928,252
James M. Field	$1,012,896

Long-Term Incentive Cash (LTIC)
LTIC is a long-term cash award based on our performance against ambitious goals for Shareholder Value Added (SVA) over a three-year performance period.

SHAREHOLDER VALUE ADDED PERFORMANCE METRIC
SVA, which essentially measures earnings in excess of our cost of capital, was selected as the LTIC performance metric because the Committee believes we should:

—	earn, at a minimum, the weighted average cost of capital each year
—	ensure that investments earn their cost of capital

We believe we can realize sustainable improvement in SVA through a combination of revenue growth and high returns on invested capital. SVA incorporates both of these concepts and therefore serves as a barometer of long-term value.

We demonstrate how SVA is calculated in Appendix B, “Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures.”

SETTING RIGOROUS SVA GOALS
Our SVA performance targets are intended to incentivize superior performance. Our goal for a maximum payout is calculated based on estimated enterprise SVA at mid-cycle sales levels for the first year of the performance period. We assume a compounded 7% annual growth rate for the remaining two years (our historical sales growth rate) to arrive at a cumulative three-year SVA goal, given limited visibility.

Once the maximum SVA goal is set, the target SVA goal is set at half of that amount. Our target goals are challenging to achieve. The threshold accumulated goal is set at $5 million.

The chart below details the threshold, target, and maximum accumulated SVA goals for each performance period that includes fiscal 2020. The SVA goals at all levels have had no adjustments due to the global pandemic. The SVA goals have increased at a compounded annual growth rate of 9% since the LTIC plan was introduced in 2004.

SVA Goals for LTIC	Fiscal 2018 through Fiscal 2020	Fiscal 2019 through Fiscal 2021	Fiscal 2020 through Fiscal 2022
Threshold SVA Required for Payout	$5 million	$5 million	$5 million
SVA Goal for Target Payout	$3,900 million	$3,335 million	$3,955 million
SVA Goal for Maximum Payout	$7,800 million	$6,670 million	$7,910 million

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MODIFICATION OF AWARDS BASED ON RELATIVE TSR
LTIC payouts may be modified based on relative TSR performance to a subset of the S&P 500 Industrial Sector. If our TSR is at or below the 25th percentile of the comparator group, which comprises around 40 companies, the final LTIC payout for our senior executives will be reduced by 25%. If our TSR is between the 25th and 50th percentiles, the final LTIC payout for our senior executives will be reduced by up to 25%, as shown in the graph below. When performance is between the 50th and 75th percentile the LTIC payout will be increased.

Beginning with the three-year performance period starting with fiscal 2018, which paid out in 2020, the TSR modifier was amended to include an upside opportunity when performance is between the 50th and 75th percentile and also to create a steeper reduction when TSR performance is below the 50th percentile. In addition, in 2018 the performance peer group for TSR purposes was amended from the S&P Industrials peer group to a subset of the S&P Industrial Sector. This smaller group of around 40 peer companies is more closely aligned by industry or related to agricultural and construction business cycles. The same smaller peer group is used as the comparator group for PSU metrics. The payout factor based on SVA performance will be multiplied by the modifier to calculate a final payout factor. The chart below shows how the modifier operates at different TSR rankings. The TSR modifier will apply a multiplicative percentage to the payout factor.

TSR MODIFIER FOR LTIC AWARD

APPROVAL OF LTIC AWARD RATES
At the beginning of each performance period, after considering data for our peer group, the Committee approves target LTIC payout rates as a percentage of the median salary for each NEO’s salary grade. For the performance period that ends in 2020, the target rates were increased to align closer to peers and market changes.

Effective with Performance Period Ending in 2020
CEO	135%
Other NEOs	105%

Regardless of the amount calculated for each award using these payout rates, no employee can receive an award under the LTIC plan that exceeds $6 million or 200% of target.

FISCAL 2020 PERFORMANCE RESULTS FOR LTIC
The following table shows our accumulated SVA, calculated as described in Appendix B, for the three-year performance period ended in 2020, which resulted in a payout of 159%.

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The payout percentage for fiscal 2020 was calculated as follows:

Fiscal Year	SVA (in millions)
2018	$1,885
2019	$1,535
2020	$1,556
Accumulated SVA for 2018-2020 performance period	$4,975
SVA Goal for Target Payout	$3,900
TSR Modifier	125%
Actual Performance as % of Target (See table below)	159%

HISTORICAL ACCUMULATED SVA, LTIC GOALS, AND LTIC PAYOUTS

The following table shows historical LTIC information and how SVA for fiscal 2020 will affect LTIC awards for the performance periods ending in 2020, 2021, and 2022. Maximum payout is based upon 200% of SVA goal at target.

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CALCULATION OF LTIC AWARDS

The amount of the LTIC award paid to a NEO is calculated as follows:

Median of actual salaries for the relevant salary grade (a)	×	Target LTIC rate	×	Actual performance as a percent of target	×	TSR Modifier	=	LTIC award amount

(a)	Median (or midpoint) is the basis of the LTIC calculation for all employees so that within a given salary structure and level, the employees receive the same LTIC payout.

Actual LTIC awards paid to the NEOs are shown in the table to the right and detailed in the Fiscal 2020 Summary Compensation Table under footnote (4).

The results for the performance period ended in 2020 are also used to determine the LTIC awards for other eligible employees worldwide. LTIC awards paid to the NEOs for fiscal 2020 consisted of approximately 8% of the total amount of LTIC awards paid to all eligible employees.

Officer	Fiscal 2020 LTIC Award Payout
John C. May	$1,560,484
Ryan D. Campbell	$1,364,587
Mary K. W. Jones	$1,364,587
Rajesh Kalathur	$1,364,587
Cory J. Reed	$1,364,587
James M. Field	$1,364,587

Long-Term Incentive (LTI)
LTI is designed to reward the NEOs for creating sustained shareholder value, to encourage the ownership of Deere stock, to foster teamwork, and to retain and motivate high-caliber executives while aligning their interests with those of our shareholders. LTI awards consist of the following three components awarded annually under the John Deere Omnibus Equity and Incentive Plan (Omnibus Plan):

—	Performance Stock Units (PSUs)
—	Restricted Stock Units (RSUs)
—	Market-priced stock options

The John Deere 2020 Equity and Incentive Plan was approved by our shareholders at the Annual Meeting in February 2020. This plan will replace the Omnibus Plan for annual awards beginning in fiscal 2021.

FISCAL 2020 LTI AWARD OVERVIEW FOR NEOS

	PSUs	RSUs	Stock Options
LTI Mix	40%	25%	35%
Performance measurements	Revenue growth*	Stock price appreciation	Stock price appreciation
Vesting period	Cliff vest on the third anniversary of the grant date	Cliff vest on the third anniversary of the grant date	Vest in approximately equal annual installments over three years
Conversion/ expiration	Converted to Deere common stock upon vesting	Converted to Deere common stock upon vesting	Expire 10 years from the grant date
Objective	Motivate and reward relative outperformance	Encourage ownership and retention while providing immediate alignment with shareholders	Reward for stock price appreciation

*	Based on Deere’s compounded annual growth rate

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APPROVAL OF LTI AWARD VALUES
The Committee established LTI grants for the NEOs based on the following criteria:

—	level of responsibility
—	individual performance
—	current market practice
—	peer group data
—	the number of shares available under the Omnibus Plan

Awards granted in previous years are not a factor in determining the current year’s LTI award, nor is potential accumulated wealth.

At the first Committee meeting of each fiscal year, after consideration of peer group data on median values for long-term incentives, the Committee approves a dollar value for a base-level LTI award and the mix of awards to be delivered. The grant price is the closing price of Deere common stock on the NYSE on the grant date. The grant price is used to determine the number of PSUs, RSUs, and stock options to be awarded.

The Committee can increase (up to 20%) or decrease (down to $0) an individual NEO’s base-level award to distinguish that executive’s performance, deliver a particular LTI value, or reflect other adjustments as the Committee deems appropriate. For fiscal 2020, the Committee approved adjustments to base-level award values ranging up to 20% to recognize the accomplishments of the individual NEOs. LTI awards were approved for the NEOs as follows:

Adjusted Award Values(a)
John C. May	$7,500,000
Ryan D. Campbell	$1,883,700
Mary K. W. Jones	$1,973,400
Adjusted Award Values(a)
Rajesh Kalathur	$2,063,100
Cory J. Reed	$1,973,400
James M. Field(b)	$1,973,400

(a)

The amounts shown include PSUs valued at the grant price on the date of grant assuming a 100% payout. These amounts differ from the value of equity awards shown in the fiscal year 2020 Summary Compensation Table and Grants of Plan-Based Awards table because those tables reflect the probable outcome of the performance metrics for PSUs.

(b)	Mr. Field was also granted a special equity award in March 2019, which was scheduled to vest over a three-year period. Mr. Field forfeited the award with his change in position effective July 1, 2020.

See the Fiscal 2020 Grants of Plan-Based Awards table and footnotes for more information on LTI awards delivered, as well as the terms of the awards.

For fiscal 2020, the number of RSUs and PSUs granted to the NEOs represented 8% and 54%, respectively, of the total RSUs and PSUs granted to all eligible salaried employees; stock options granted to the NEOs represented 30% of the total stock options granted to eligible salaried employees.

CONVERSION OF PSUs TO DEERE STOCK
For the PSU performance period ending in 2020, the actual number of shares to be issued was based on Deere’s revenue growth, as compared to a subset of companies in the S&P Industrial Sector.

For PSUs granted in fiscal 2020 (December 2019), the actual number of shares to be issued upon conversion will be based on Deere’s revenue growth for the three-year performance period ending in 2022 and measured relative to a subset of the companies in the S&P Industrial Sector as of the end of the performance period.

PERFORMANCE TARGETS FOR PERFORMANCE PERIOD ENDING IN 2020

Revenue Growth Payout %	x	100% of PSUs Awarded	=	Final Award

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The number of PSUs that vest and convert to shares can range from 0%-200% of the number of PSUs awarded, depending on Deere’s relative performance during the performance period, as illustrated in the following table:

Deere’s Revenue Growth Relative to a subset of the S&P Industrial Sector	% of Target Shares Earned (Payout %) *
Below 25th percentile	0%
At 25th percentile	25%
At 50th percentile	100%
At or above 75th percentile	200%

* Interim points are interpolated

These performance targets reflect the Committee’s belief that median levels of relative performance should lead to median levels of compensation.

PERFORMANCE PERIOD 2018-2020 PSUS

The performance period for PSUs granted in fiscal 2018 ended on October 31, 2020. The final number of shares earned was based on Deere’s revenue growth relative to a subset of the S&P Industrial Sector over the three-year performance period. The Committee made its final payout determination in December 2020 following a review of the relative performances of Deere and the subset of the S&P Industrial Sector. Deere’s revenue growth was comparable to the 84th percentile. This resulted in an overall payout of 200% of target. This payout compared to an overall payout of PSUs relative to target for each of the five prior three-year performance periods ending in fiscal 2015 through fiscal 2019 of 0%, 33.5%, 100%, 200%, and 200%, respectively.

Deere’s Revenue Growth Relative to the Subset of the S&P Industrial Sector	Revenue Growth for Fiscal 2018 through Fiscal 2020	Performance Results for Performance Period Relative to Subset of the S&P Industrial Sector	% of Target Shares Earned
Revenue Growth	6.12%	84th percentile	200%

LTI REPORTED VERSUS REALIZABLE VALUE
The values for Stock and Option Awards included on the Summary Compensation Table are presented in accordance with SEC requirements. Although this allows for comparison across companies, the Committee feels the prescribed calculation does not fully represent the Committee’s annual decision and does not support a valid CEO pay-for-performance assessment. To calculate the realizable value, the stock units from the LTI awards granted in 2018, 2019, and 2020 are valued using the fiscal year end stock price. The value of PSUs also takes into consideration the current year payout and the current performance for the performance cycles in-process (2019-2021 and 2020-2022). The value of options is calculated using the Black-Scholes value as of fiscal year end. The following chart compares the LTI values reported on the Summary Compensation Table to Mr. May’s realizable LTI value for each of the grants in 2018, 2019, and 2020.

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REPORTED VS. REALIZABLE LTI VALUE

$20,877
$12,439
$15,637
$12,336
$9,503
$9,962
2018(c)
2019(c)
2020
Reported LTI Value(a)
Realizable LTI Value(b)

(a)	See footnotes (2) and (3) to the Summary Compensation Table for an explanation of these valuations.
(b)	Realizable LTI is calculated as:
–	The value of stock options that were granted in 2018, 2019, and 2020 using the Black-Scholes value as of November 1, 2020.
–	The value of RSUs that were granted in 2018, 2019, and 2020 using the stock price as of November 1, 2020 of $225.91.
–	The value of PSUs granted in 2018, 2019, and 2020 using the stock price as of November 1, 2020, of $225.91 and reflecting actual payout for the 2018-2020 performance and projected payouts for the in-process performance cycles of 200% for 2019-2021 and of 176% for 2020-2022.
(c)	Values reported based upon former CEO, Samuel R. Allen.

Summary of Direct Compensation
The Committee believes each pay element included in Direct Compensation is consistent with our compensation philosophy. The Committee reviews Direct Compensation for the NEOs in the aggregate (excluding the CEO) as well as for each NEO individually and compares this compensation to the market position data of our peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

A key element of these individual performance evaluations is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs other than the CEO. The Committee recognizes individual performance through adjustments to base salary and LTI.

Direct Compensation for the CEO is higher than for the other NEOs due to the CEO’s breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not usually include a chief operating officer. The ratio of Mr. May’s Direct Compensation to that of the other NEOs is generally comparable to that found among the companies in our peer group.

Other Compensation Matters
RULES RELATED TO STOCK OWNERSHIP, HOLDING REQUIREMENTS, AND ANTI-HEDGING AND ANTI-PLEDGING POLICIES
NEOs are required to hold a certain amount of Deere stock. The CEO is expected to hold stock equivalent to 6.0 times base salary and the other NEOs are expected to hold stock equivalent to 3.5 times base salary. These ownership levels must be achieved within five years of the date the NEO is first appointed as CEO or as an executive officer. NEOs who have not achieved the requisite ownership level may not transfer any of the stock they acquire through our equity incentive plan. Only vested RSUs and any common stock held personally by a NEO are included in determining whether the applicable ownership requirement has been met. Once a NEO achieves the appropriate ownership level, the number of shares held at that time becomes that individual’s fixed stock ownership requirement for three years, even if base salary increases or Deere’s stock price decreases.

Our Insider Trading Policy precludes all directors and employees, including our NEOs, and their related persons from engaging in short sales of Deere’s stock or trading in instruments designed to hedge against or offset price declines by any Deere securities. Our Insider Trading Policy also prohibits our directors and officers from holding Deere stock in margin accounts or pledging. Deere stock as collateral for loans or other obligations.

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LIMITATIONS ON DEDUCTIBILITY OF COMPENSATION
Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s CEO or any of its three next-highest-paid executive officers (other than its Chief Financial Officer). Performance-based compensation was not subject to this limit on deductibility so long as such compensation met certain requirements, including shareholder approval of material terms. The Committee strived to provide the NEOs with incentive compensation programs that preserved the tax deductibility of compensation paid by Deere, to the extent reasonably practicable and consistent with Deere’s other compensation objectives.

The Tax Reform includes a major overhaul of Section 162(m), which took effect for tax years beginning after December 31, 2017. Amongst other provisions, it retained the $1 million deduction limit, but repealed the performance-based compensation exemption. The Tax Reform also expanded the definition of “covered employees” to include the Chief Financial Officer and any executive who is subject to the limitation in tax years beginning after 2016. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years. As a result, beginning with Deere’s fiscal 2019, compensation paid to our covered employees in excess of $1 million will not be deductible for tax purposes unless it qualifies for transition relief applicable to certain binding written performance-based compensation arrangements in place as of November 2, 2017. No assurance can be given that any future compensation will qualify for the transition relief. While the Committee will continue to consider the tax deductibility of compensation as one of many factors, the Committee believes shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs to attract, retain, and motivate key executives, even though such programs may result in non-deductible compensation expense.

RECOUPMENT OF PREVIOUSLY PAID INCENTIVE COMPENSATION
Deere’s Executive Incentive Compensation Recoupment Policy authorizes the Committee to determine whether to require recoupment of cash and equity incentive compensation paid to or deferred by certain executives under certain conditions. Under the policy, the Committee may require recoupment if the Committee determines an executive received incentive compensation that was artificially inflated because the executive engaged in misconduct that:

—	contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC; or
—	contributed to an incorrect calculation of operating metrics that are used to determine incentive plan payouts.

The Committee is closely monitoring proposed rules and rule amendments issued by the SEC to implement provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend the Recoupment Policy if necessary when the final rules are adopted.

Indirect Compensation Elements

Perquisites
We offer our NEOs various perquisites that the Committee believes are reasonable in order to remain competitive. These perquisites, which are described in footnote (6) to the Fiscal 2020 Summary Compensation Table, constitute a small percentage of the NEOs’ total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs. In addition to the items listed in footnote (6), NEOs, as well as other selected employees, are provided indoor parking at no incremental cost to Deere.

The Board requires the CEO to use company-owned aircraft for all business and personal travel because the ability to travel safely and efficiently provides substantial benefits that justify the cost. The geographic location of Deere’s headquarters in the Midwest, more than 150 miles from a major metropolitan airport, makes personal and business travel challenging. Moreover, traveling by company aircraft allows the CEO to conduct business confidentially while in transit. Personal use of company aircraft by other NEOs is minimal and must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

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Retirement Benefits
All NEOs are covered by the same defined benefit pension plans, which include the same plan terms that apply to most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate: the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

The tax-qualified defined benefit pension plans have compensation limits imposed by the Internal Revenue Code. The Senior Supplementary Plan provides participants with the same benefit they would have received without those limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Deere Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above that grade level. We believe the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer of Deere. In addition, the fact that the Senior Supplementary and Deere Supplemental Plans are unfunded (with benefit payments under these plans being made out of the general assets of Deere) and therefore at-risk (if Deere were to seek bankruptcy protection), creates a strong incentive for the NEOs to minimize risks that could jeopardize Deere’s long-term financial health. For additional information, see the Fiscal 2020 Pension Benefits Table, along with the accompanying narrative and footnotes.

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (SIP), which is available to most of our U.S. employees, including the NEOs. We make matching contributions to participating SIP accounts on up to six percent of an employee’s pay. The actual amount of the company match varies based on two factors: the STI results for the most recently completed fiscal year (see the “Fiscal 2020 Performance Results and Payout Amounts” in the STI section) and the pension option in which the employee participates (see the narrative preceding the Fiscal 2020 Pension Benefits Table). The following table illustrates Deere’s match for calendar 2020, which is reported for our NEOs under the “All Other Compensation” column of the Fiscal 2020 Summary Compensation Table:

Contemporary Option match on first 2% of eligible earnings:	240%

Contemporary Option match on next 4% of eligible earnings:	80%

Deferred Compensation Benefits
We also maintain certain deferred compensation plans that provide the NEOs with longer-term savings opportunities on a tax-efficient basis. Similar deferred compensation benefits are commonly offered by companies with which we compete for talent.

As of November 1, 2015, for the Defined Contribution Restoration Plan and as of November 1, 2016, for the John Deere Voluntary Deferred Compensation Plan, the investment options now parallel the investment options offered under our 401(k) plan, with certain limited exceptions. Funds deferred prior to these effective dates may remain invested under the previous options, although participants also may move these funds into the new options. Additionally, participants may change investment options at any time. These changes effectively ensure that participants cannot earn above-market interest on new deferrals.

See the “Nonqualified Deferred Compensation” section for additional details.

48	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Compensation Methodology and Process

Potential Payments upon Change in Control
Deere’s Change in Control Severance Program (the “CIC Program”) covers certain executives, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes the CIC Program:

—	encourages executives to act in the best interests of shareholders when evaluating transactions that, without a change in control arrangement, could be personally detrimental
—	keeps executives focused on running the business in the face of real or rumored transactions
—	protects Deere’s value by retaining key talent despite potential corporate changes
—	protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere
—	helps Deere attract and retain executives as a competitive practice

For more information, see “Fiscal 2020 Potential Payments upon Change in Control” and the corresponding table.

Other Potential Post-Employment Payments
Deere’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section under Executive Compensation Tables entitled “Fiscal 2020 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation
The Committee is responsible for reviewing and approving goals and objectives related to incentive compensation for the majority of salaried employees. In particular, the Committee evaluates the NEOs’ performance in relation to established goals and ultimately approves compensation for the NEOs (except for the CEO). All substantive responsibilities related to the determination of compensation of the NEOs are undertaken exclusively by the members of the Committee, all of whom are independent under current NYSE listing standards.

The Committee periodically reviews the components of our compensation program to ensure the program is aligned with our business strategy, Deere’s performance, and the interests of our employees and shareholders. In addition, the Committee regularly reviews market practices for all significant elements of executive compensation and approves necessary adjustments to ensure Deere’s compensation remains competitive.

Generally, at the Board meeting in August, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the results of that evaluation when providing recommendations to the independent members of the Board for the CEO’s compensation, which they then approve. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. In advance of the Committee meeting in December, the CEO evaluates each NEO’s individual performance and recommends changes to the NEOs’ base salaries and LTI awards. The CEO is not involved in setting the STI and LTIC awards because they are calculated using predetermined factors. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. No other executive officers play a substantive role in setting a NEO’s compensation.

49	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Compensation Methodology and Process

The Role of the Compensation Consultant
The Committee has retained Pearl Meyer, LLC (Pearl Meyer) as its compensation consultant. Pearl Meyer reviews our executive compensation program design and assesses our compensation approach relative to our performance and the market. The Committee has sole responsibility for setting and modifying the fees paid to Pearl Meyer, determining the nature and scope of its services, and evaluating its performance and can terminate Pearl Meyer’s engagement or hire another compensation consultant at any time.

Pearl Meyer periodically meets independently with the Chair of the Committee and regularly participates in executive sessions with the Committee (without any executives or other Deere personnel present) to review compensation data and discuss compensation matters. While the Committee values this expert advice, ultimately the Committee’s decisions reflect many factors and considerations. Management works with Pearl Meyer at the Committee’s direction to develop materials and analysis, such as competitive market assessments and summaries of current legal and regulatory developments, which are essential to the Committee’s compensation determinations.

During fiscal 2020, Pearl Meyer performed the following specific services:

—	Provided information on executive compensation trends and external developments, including the use of environmental, social, and governance criteria in incentive programs and the impact of COVID-19 on executive compensation
—	Provided a competitive evaluation of total compensation for the NEOs, as well as overall long-term incentive program share usage, dilution, and expense
—	Reviewed the peer groups used for market analyses and relative performance comparisons in our long-term incentive programs
—	Reviewed the competitiveness of actual pay delivered in relation to performance as compared to the peer group, as further discussed in the following section
—	Reviewed the competitiveness of our NEO perquisites and severance benefits
—	Provided recommendations on CEO total compensation
—	Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate
—	Assisted with the onboarding of new members of the Committee
—	Provided guidance and recommendations on incentive plan design, including rigor of metrics and goals
—	Reviewed drafts and commented on this CD&A and the related compensation tables

Pearl Meyer does not provide other significant services to Deere and has no other direct or indirect business relationships with Deere or any of its affiliates. Taking these and other factors into account, the Committee has determined that the work performed by Pearl Meyer does not raise any conflicts of interest. Additionally, based on its analysis of the factors derived from SEC and NYSE regulations and identified in the Committee’s charter as being relevant to compensation consultant independence, the Committee has concluded that Pearl Meyer is independent of Deere’s management.

50	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Compensation Methodology and Process

Market Analysis
PEER GROUP
The companies in the peer group for our fiscal 2020 market analysis process, listed in the chart below, are similar to Deere in terms of sales volume, products, services, market capitalization, and global presence.

Company	Fiscal Year	Revenue* (MM)	Market Value 10/31/2020 (MM)	Employees*
3M Company	Dec ‘19	$32,136	$92,268	96,163
Boeing Company	Dec ‘19	$76,559	$81,512	161,100
Caterpillar Inc.	Dec ‘19	$53,789	$85,044	102,300
Cummins Inc.	Dec ‘19	$23,571	$32,545	61,615
DuPont de Nemours, Inc.	Dec ‘19	$21,512	$41,741	35,000
Eaton Corp. plc	Dec ‘19	$21,390	$41,526	101,000
Emerson Electric Co.	Sep ‘20	$16,790	$38,718	83,500
General Dynamics Corporation	Dec ‘19	$39,350	$37,688	102,900
Honeywell International Inc.	Dec ‘19	$36,706	$115,743	113,000
Howmet Aerospace	Dec ‘19	$14,187	$7,523	41,700
Illinois Tool Works Inc.	Dec ‘19	$14,109	$62,000	45,000
Johnson Controls International plc	Sep ‘20	$22,317	$30,653	97,000
Lockheed Martin Corporation	Dec ‘19	$59,812	$97,961	110,000
PACCAR Inc.	Dec ‘19	$25,621	$29,567	27,000
Raytheon Technologies Corporation	Dec ‘19	$77,097	$82,497	243,200
Whirlpool Corporation	Dec ‘19	$20,423	$11,569	77,000
75th Percentile		$42,960	$83,133	104,675
Median		$24,596	$41,634	96,582
25th Percentile		$21,148	$32,072	57,461
Deere & Company	Oct ‘20	$35,540	$70,794	69,200
Deere Percentile		65th	63rd	30th

Source: Factset Research Systems, Inc.

* Reflects employees and revenues for most recent reported fiscal year

Compensation paid by our peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The Committee, in consultation with Pearl Meyer, periodically reviews the peer group to confirm that it remains an appropriate point of reference for NEO compensation.

REVIEW OF PAY FOR PERFORMANCE RELATIVE TO PEER GROUP
To ensure that total compensation for our NEOs aligns with the market, we compared our compensation and performance against the companies in our peer group. As part of this comparison, we evaluate our peers’ mix of cash versus equity and short-term versus long-term components.

In addition, we reviewed the relationship between total realizable compensation and our performance for the three fiscal years ended with fiscal year 2019 — the most recent fiscal year-end for which we can obtain corresponding compensation information for our peer companies. This review helps the Committee understand whether total compensation delivered to our NEOs aligns with our performance relative to our peer group. For purposes of this review, we use TSR to measure performance.

The analysis, as shown in the following graphs, reveals that realizable pay for Deere’s CEO and other NEOs was reasonably aligned with Deere’s relative TSR over the relevant time period. Based on these results and the results of similar past comparisons of pay and performance alignment, we believe our pay programs ensure that compensation for our executives is aligned with performance and market norms.

51	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Compensation Methodology and Process

DEERE 3-YEAR PAY FOR PERFORMANCE
REALIZABLE PAY VS. TOTAL SHAREHOLDER RETURN

CEO	OTHER NEOS

100%
75%
50%
25%
0%
Realizable Pay
0%
25%
50%
75%
100%
Total Shareholder Return
Deere CEO
Peer Companies

100%
75%
50%
25%
0%
Deere NEOs
0%
25%
50%
75%
100%
Total Shareholder Return

 “Total realizable pay” for Deere’s NEOs is defined as the sum of the following components:

1.	Actual base salaries paid over the three-year period from 2017-2019
2.	Actual STI awards paid over the three-year period
3.	Actual LTIC awards paid over the three-year period
4.	The Black-Scholes value as of November 3, 2019, of any stock options granted over the three-year period
5.	The value as of November 3, 2019, of RSUs granted over the three-year period
6.	The value as of November 3, 2019, of PSUs (reflecting actual performance for the 2017-2019 performance cycle and the in-process 2018-2020 and 2019-2021 performance cycles)

For peer companies, total realizable pay includes cash- and equity-based long-term incentive plan and performance share plan payouts for performance cycles that are completed within the three-year period. Award values are then multiplied by a factor that reflects grant frequency and long-term incentive pay mix.

52	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Risk Assessment of Compensation Policies and Practices

Risk Assessment of Compensation Policies and Practices

As shown in the adjacent diagram, management conducted a comprehensive risk assessment of Deere’s compensation policies and practices, as we have done each year since 2010.

The inquiries in the risk assessment questionnaire focus on: pay-for-performance comparison against our peer group, balance of compensation components, program design and pay leverage, program governance, and factors that mitigate program risks.

Based on its most recent review, the Risk Assessment Team concluded that Deere’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The Committee, along with its independent compensation consultant, reviewed the risk assessment and concurred with that conclusion. The Committee believes the following key factors support the Risk Assessment Team’s conclusion:

—	the performance metrics for our STI and LTIC incentive plans are based on enterprise publicly reported metrics with only minor adjustments and are subject to internal audit and outside consultant review and audit
—	the metrics for our STI and LTIC compensation and the related potential payouts are capped to reduce the risk that executives might be motivated to attain excessively high “stretch” goals to maximize payouts

In addition, Deere maintains stock ownership requirements that are designed to motivate our management team to focus on Deere’s long-term sustainable growth, a Recoupment Policy designed to prevent misconduct relating to financial reporting and anti-hedging and anti-pledging policies designed to prevent speculation in Deere securities. The Committee and management also have the ability to use negative discretion to determine appropriate payouts for formula-based awards.

Convened a Risk Assessment Team comprised of management personnel representing relevant areas of oversight.

Completed an inventory of Deere’s compensation programs globally for both executive and non-executive employees.

Updated our existing detailed risk assessment questionnaire to take into account any relevant changes in our compensation structure or philosophy.

Applied the updated questionnaire to the compensation programs that, due to their size, potential payout, or structure, could have a material adverse effect on Deere.

53	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Compensation Discussion and Analysis
Compensation Committee Report

The reports of the Compensation Committee and the Audit Review Committee that follow do not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these statutes.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Dmitri L. Stockton, Chair
Tamra A. Erwin
Charles O. Holliday, Jr.
Dipak C. Jain
Michael O. Johanns

54	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Executive Compensation Tables

In this section, we provide tabular and narrative information regarding the compensation of our NEOs for fiscal 2020. Fiscal year 2020 is the first year Mary K. W. Jones met the criteria for inclusion. Therefore, data for only fiscal year 2020 is included for Ms. Jones. Ryan D. Campbell and Cory J. Reed were included for the first time in fiscal year 2019. Therefore, data is only reported for fiscal years 2019 and 2020 for those individuals.

FISCAL 2020 SUMMARY COMPENSATION TABLE

Name and Position	Fiscal Year	Salary (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
John C. May Chairman and Chief Executive Officer	2020	$1,199,245	$6,878,173	$2,624,979	$3,741,252	$834,610	$310,125	$15,588,384
	2019	$889,760	$1,876,726	$655,191	$1,421,607	$970,162	$192,246	$6,005,692
	2018	$644,930	$1,739,879	$600,568	$1,119,225	$1,606	$167,788	$4,273,996
Ryan D. Campbell Senior Vice President and Chief Financial Officer	2020	$671,859	$1,727,552	$659,263	$2,179,082	$293,654	$85,601	$5,617,011
	2019	$486,928	$414,755	$144,873	$538,736	$266,736	$68,954	$1,920,982
Mary K. W. Jones Senior Vice President, General Counsel & Worldwide Public Affairs	2020	$782,796	$1,809,670	$690,680	$2,313,571	$686,380	$113,996	$6,397,093
Rajesh Kalathur President, John Deere Financial and Chief Information Officer	2020	$790,894	$1,891,788	$722,062	$2,323,388	$658,772	$125,737	$6,512,641
	2019	$721,732	$1,798,637	$627,860	$1,266,043	$872,056	$151,131	$5,437,459
	2018	$656,497	$1,739,879	$600,568	$1,130,603	$36,918	$172,386	$4,336,851
Cory J. Reed President, Worldwide Agriculture & Turf Division, Production & Precision Agriculture, Americas and Australia	2020	$765,695	$1,809,670	$690,680	$2,292,839	$521,036	$112,749	$6,192,669
	2019	$669,999	$1,798,637	$627,860	$1,230,497	$640,851	$124,079	$5,091,923
James M. Field Former President, Worldwide Construction & Forestry and Power Systems	2020	$835,516	$1,809,670	$690,680	$2,377,483	$962,315	$136,592	$6,812,256
	2019	$795,874	$5,798,425	$627,860	$1,316,986	$1,382,119	$165,877	$10,087,141
	2018	$724,217	$1,818,823	$627,864	$1,197,219	$24,692	$186,782	$4,579,597

(1)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. Salary amounts deferred in fiscal 2020 are included in the first column of the Fiscal 2020 Nonqualified Deferred Compensation Table.
(2)	Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended November 1, 2020 (“ 2020 Form 10-K”). For PSUs, the value at the grant date is based on the probable outcome of the performance metric over the three-year performance period. If the highest level of payout were achieved, the value of the PSU awards as of the grant date would be as follows: $5,685,598 (May), $1,427,993 (Campbell), $1,495,855 (Jones), $1,563,716 (Kalathur), $1,495,855 (Reed), $1,495,855 (Field). RSUs will vest three years after the grant date, at which time they may be settled in Deere common stock. Refer to the Fiscal 2020 Grants of Plan-Based Awards table and footnote (7) thereto for a detailed description of the grant date fair value of stock awards. Mr. Field was granted a special equity award in March 2019, which was scheduled to vest over a three-year period. Mr. Field is forfeiting the award with his change in position.
(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model appear in Note 23, “Stock Option and Restricted Stock Awards,” of our consolidated financial statements filed with the SEC in the 2020 Form 10-K. Refer to the Fiscal 2020 Grants of Plan-Based Awards table and footnote (7) for a detailed description of the grant date fair value of option awards.

55	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

(4)	Non-equity incentive plan compensation includes cash awards under the STI and LTIC plans. Cash awards earned under the STI and LTIC plans for the performance period ended in fiscal 2020 were paid to the NEOs on December 15, 2020, unless deferred under the Voluntary Deferred Compensation Plan. Deferred STI and LTIC amounts are included in the first column of the Fiscal 2020 Nonqualified Deferred Compensation Table.
The following table shows the awards earned under the STI and LTIC plans:

		STI (a)			LTIC (b
Name	Fiscal Year	Target Award as % of Salary	Actual Performance as % of Target	Award Amount	Target Award as % of Median Salary	Actual Performance as % of Target	Award Amount	Total Non-Equity Incentive Plan Compensation
John C. May(c)	2020	150%	121%	$2,180,768	105%	159%	$1,560,484	$3,741,252
Ryan D. Campbell	2020	100%	121%	$814,495	105%	159%	$1,364,587	$2,179,082
Mary K. W. Jones	2020	100%	121%	$948,984	105%	159%	$1,364,587	$2,313,571
Rajesh Kalathur	2020	100%	121%	$958,801	105%	159%	$1,364,587	$2,323,388
Cory J. Reed	2020	100%	121%	$928,252	105%	159%	$1,364,587	$2,292,839
James M. Field	2020	100%	121%	$1,012,896	105%	159%	$1,364,587	$2,377,483

(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2020 Performance Results and Payout Amounts” in the STI section, the NEOs earned an STI award equal to 121% of the target opportunity.
(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2020 Performance Results for LTIC,” the NEOs earned an LTIC award equal to 159% of the target opportunity.
(c)	Mr. May’s LTIC Target Award percentage is based upon his position as of September 30, 2019.

(5)	The following table shows the change in pension value and above-market earnings on nonqualified deferred compensation during fiscal 2020.

Name	Fiscal Year	Change in Pension Value (a)	Nonqualified Deferred Compensation Earnings (b)	Total
John C. May	2020	$834,610	$0	$834,610
Ryan D. Campbell	2020	$293,654	$0	$293,654
Mary W. Jones	2020	$686,380	$0	$686,380
Rajesh Kalathur	2020	$658,772	$0	$658,772
Cory J. Reed	2020	$521,036	$0	$521,036
James M. Field	2020	$962,315	$0	$962,315

(a)	Represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans year over year. The pension value calculations include the same assumptions as used in the pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2020 Pension Benefits Table.
(b)	Represents above-market earnings on compensation that is deferred by the NEOs under our nonqualified deferred compensation plans. Above-market earnings represent the difference between the interest rate used to calculate earnings under the applicable plan and 120% of the applicable federal long-term rate prescribed by the Internal Revenue Code. See the Fiscal 2020 Nonqualified Deferred Compensation Table for additional information.
Previously, modifications have been made for the investment options available under the Nonemployee Director Deferred Compensation Plan and the Voluntary Deferred Compensation Plan for employees to ensure that participants cannot earn above-market returns on new deferrals.

(6)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2020 Summary Compensation Table:

Name	Personal Use of Company Aircraft (a)	Financial Planning (b)	Misc Perquisites (c)	Company Contributions to Defined Contribution Plans (d)	Total All Other Compensation
John C. May	$139,711	$0	$5,343	$165,071	$310,125
Ryan D. Campbell	$0	$0	$0	$85,601	$85,601
Mary K. W. Jones	$0	$0	$340	$113,656	$113,996
Rajesh Kalathur	$0	$10,000	$340	$115,397	$125,737
Cory J. Reed	$0	$0	$3,003	$109,746	$112,749
James M. Field	$0	$3,265	$9,072	$124,255	$136,592

(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, we calculate the variable costs for fuel on a per-mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are excluded. Mr. May’s personal usage of company aircraft in fiscal 2020 amounted to approximately 45 hours of travel, which represents less than 2.1% of the total hours flown by company aircraft.
(b)	This column contains amounts Deere paid for financial planning assistance to the NEOs. Each year, the CEO may receive up to $15,000 of assistance and the other NEOs may receive up to $10,000.
(c)	Miscellaneous perquisites include spousal attendance at company events and travel costs associated with annual physicals. NEOs are provided healthcare plans consistent with salary employees.
(d)	Deere makes contributions to the John Deere Savings and Investment Plan for all eligible employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for all employees covered by the Contemporary Option under our tax-qualified pension plan whose earnings exceed relevant IRS limits. All of our current NEOs are covered by the Contemporary Option.

56	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

The following table provides additional information regarding fiscal 2020 grants of RSU, PSU, and stock option awards under the Omnibus Plan and the potential range of awards that were approved in fiscal 2020 under the STI and LTIC plans for payout in future years. These awards are further described in the CD&A under “Direct Compensation Elements.”

FISCAL 2020 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (4)	All Other Option Awards: Number of Securities Underlying Options (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Grant Date Fair Value of Stock and Option Awards (7)
Name	Grant Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum
John C. May	12/3/19-STI	$—	$1,798,868	$3,597,736	—	—	—	—	—	—	$—
	12/3/19-LTIC	$1,100	$2,025,000	$4,050,000	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	11,048	—	—	$1,874,846
	12/11/19	$—	$—	$—	4,419	17,678	35,356	—	—	—	$5,003,327
	12/11/19	$—	$—	$—	—	—	—	—	73,275	$169.70	$2,624,979
		$1,100	$3,823,868	$7,647,736	4,419	17,678	35,356	11,048	73,275		$9,503,152
Ryan D. Campbell	12/3/19-STI	$—	$671,859	$1,343,718	—	—	—	—	—	—	$—
	12/3/19-LTIC	$400	$855,755	$1,711,510	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	2,775	—	—	$470,918
	12/11/19	$—	$—	$—	1,110	4,440	8,880	—	—	—	$1,256,634
	12/11/19	$—	$—	$—	—	—	—	—	18,403	$169.70	$659,263
		$400	$1,527,614	$3,055,228	1,110	4,440	8,880	2,775	18,403		$2,386,815
Mary K. W. Jones	12/3/19-STI	$—	$782,796	$1,565,592	—	—	—	—	—	—	$—
	12/3/19-LTIC	$400	$855,755	$1,711,510	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	2,907	—	—	$493,318
	12/11/19	$—	$—	$—	1,162	4,651	9,302	—	—	—	$1,316,352
	12/11/19	$—	$—	$—	—	—	—	—	19,280	$169.70	$690,680
		$400	$1,638,551	$3,277,102	1,162	4,651	9,302	2,907	19,280		$2,500,350
Rajesh Kalathur	12/3/19-STI	$—	$790,894	$1,581,788	—	—	—	—	—	—	$—
	12/3/19-LTIC	$400	$855,755	$1,711,510	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	3,039	—	—	$515,718
	12/11/19	$—	$—	$—	1,215	4,862	9,724	—	—	—	$1,376,070
	12/11/19	$—	$—	$—	—	—	—	—	20,156	$169.70	$722,062
		$400	$1,646,649	$3,293,298	1,215	4,862	9,724	3,039	20,156		$2,613,850
Cory J. Reed	12/3/19-STI	$—	$765,695	$1,531,390	—	—	—	—	—	—	$—
	12/3/19-LTIC	$400	$855,755	$1,711,510	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	2,907	—	—	$493,318
	12/11/19	$—	$—	$—	1,162	4,651	9,302	—	—	—	$1,316,352
	12/11/19	$—	$—	$—	—	—	—	—	19,280	$169.70	$690,680
		$400	$1,621,450	$3,242,900	1,162	4,651	9,302	2,907	19,280		$2,500,350
James M. Field	12/3/19-STI	$—	$835,516	$1,671,032	—	—	—	—	—	—	$—
	12/3/19-LTIC	$400	$855,755	$1,711,510	—	—	—	—	—	—	$—
	12/11/19	$—	$—	$—	—	—	—	2,907	—	—	$493,318
	12/11/19	$—	$—	$—	1,162	4,651	9,302	—	—	—	$1,316,352
	12/11/19	$—	$—	$—	—	—	—	—	19,280	$169.70	$690,680
		$400	$1,691,271	$3,382,542	1,162	4,651	9,302	2,907	19,280		$2,500,350

(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting of the fiscal year.
(2)	These columns show the range of potential payouts under the STI and LTIC plans. The performance period for STI in this table covers fiscal 2020. For actual performance between threshold, target, and maximum, the earned STI award will be prorated.
The range of the LTIC award covers the three-year performance period beginning in fiscal 2020 and ending in fiscal 2022. Awards will not be paid unless Deere generates at least $5 million of SVA for the performance period. The target LTIC award will be earned if $3,955 million or more of SVA is accumulated and the maximum LTIC award will be earned if $7,910 million or more of SVA is accumulated during the performance period. The LTIC award will be adjusted based on Deere’s TSR for the performance period relative to the companies in a subset of the S&P Industrial Sector: (i) a reduction up to 25% will be applied if the ranking is below the 50th percentile or (ii) an increase up to 25% will be applied if the ranking is above the 50th percentile. The amounts shown in

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the table represent potential LTIC awards based on the median salary of the NEOs’ respective salary grades as of September 30, 2020. The actual LTIC award payout will depend on Deere’s actual SVA performance, Deere’s relative TSR performance, and the median salary of the NEOs’ respective salary grades as of September 30, 2021.
(3)	Represents the potential payout range of PSUs granted in December 2019. The number of shares that vest is based solely on revenue growth performance relative to a subset of companies in the S&P Industrial Sector. At the end of the three-year performance period, the actual award, delivered as Deere common stock, can range from 0% to 200% of the original grant.
(4)	Represents the number of RSUs granted in December 2019. RSUs will vest three years after the grant date, at which time they will be settled in Deere common stock. Prior to settlement, RSUs earn dividend equivalents in cash at the same time as dividends are paid on Deere’s common stock.
(5)	Represents the number of options granted in December 2019. These options vest in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(6)	The exercise price is the closing price of Deere common stock on the NYSE on the grant date.
(7)	Amounts shown represent the grant date fair value of equity awards granted to the NEOs in fiscal 2020 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in footnote (6) for stock options). For options, the fair value on the grant date was $35.82, which was calculated using the binomial lattice option pricing model. The grant date fair value of the PSUs based on the probable outcome of the revenue growth metric was $160.81 based on the market price of a share of underlying common stock, excluding dividends.

For additional information on the valuation assumptions, refer to Note 23, “Stock Option and Restricted Stock Awards,” of Deere’s consolidated financial statements filed with the SEC in the 2020 Form 10-K.

OUTSTANDING EQUITY AWARDS AT FISCAL 2020 YEAR-END
The following table itemizes outstanding options, RSUs, and PSUs held by the NEOs:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units, or Other Rights That Have Not Vested (7)
John C. May	12/13/17	-	5,076	$151.95	$375,421	12/13/27	2,823	$637,744	9,034	$2,040,871
	12/12/18	4,743	9,209	$148.14	$1,085,047	12/12/28	3,159	$713,650	5,812	$1,312,989
	12/11/19	-	73,275	$169.70	$4,118,788	12/11/29	11,048	$2,495,854	8,839	$1,996,818
		4,743	87,560		$5,579,256		17,030	$3,847,248	23,685	$5,350,678
Ryan D. Campbell	12/10/14	2,625	-	$88.19	$361,528	12/10/24	-	$–	–	$–
	12/9/15	6,116	-	$79.24	$897,034	12/9/25	-	$–	–	$–
	12/14/16	5,672	-	$100.55	$711,042	12/14/26	-	$–	–	$–
	12/13/17	2,485	1,225	$151.95	$274,392	12/13/27	681	$153,845	2,178	$492,032
	12/12/18	1,048	2,037	$148.14	$239,920	12/12/28	698	$157,685	1,284	$290,068
	12/11/19	-	18,403	$169.70	$1,034,433	12/11/29	2,775	$626,900	2,220	$501,520
		17,946	21,665		$3,518,349		4,154	$938,430	5,682	$1,283,620
Mary K. W. Jones	12/10/14	27,800	-	$88.19	$3,828,755	12/10/24	-	$–	–	$–
	12/9/15	30,918	-	$79.24	$4,534,743	12/9/25	-	$–	–	$–
	12/14/16	23,463	-	$100.55	$2,941,322	12/14/26	-	$–	–	$–
	12/13/17	9,835	4,845	$151.95	$1,085,733	12/13/27	2,694	$608,602	8,622	$1,947,796
	12/12/18	4,348	8,441	$148.14	$994,601	12/12/28	2,895	$654,009	5,327	$1,203,423
	12/11/19	-	19,280	$169.70	$1,083,729	12/11/29	2,907	$656,720	2,325	$525,241
		96,364	32,566		$14,468,883		8,496	$1,919,331	16,274	$3,676,460

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	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Intrinsic Value of Unexercised Options (2)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (4)	Market Value of Shares or Units of Stock That Have Not Vested (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (6)	Equity Incentive Plan Awards: Market or Payout Value Unearned Shares, Units, or Other Rights That Have Not Vested (7)
Rajesh Kalathur	12/12/12	24,083	–	$86.36	$3,360,783	12/12/22	–	$–	–	$–
	12/11/13	20,086	–	$87.46	$2,780,907	12/11/23	–	$–	–	$–
	12/10/14	27,800	–	$88.19	$3,828,755	12/10/24	–	$–	–	$–
	12/9/15	32,391	–	$79.24	$4,750,788	12/9/25	–	$–	–	$–
	12/14/16	24,580	–	$100.55	$3,081,349	12/14/26	–	$–	–	$–
	12/13/17	10,303	5,076	$151.95	$1,137,431	12/13/27	2,823	$637,744	9,034	$2,040,871
	12/12/18	4,545	8,825	$148.14	$1,039,785	12/12/28	3,027	$683,830	5,570	$1,258,319
	12/11/19	–	20,156	$169.70	$1,132,969	12/11/29	3,039	$686,540	2,431	$549,187
		143,788	34,057		$21,112,767		8,889	$2,008,114	17,035	$3,848,377
Cory J. Reed	12/14/16	6,188	–	$100.55	$775,728	12/14/26	–	$–	–	$–
	12/13/17	9,835	4,845	$151.95	$1,085,733	12/13/27	2,694	$608,602	8,622	$1,947,796
	12/12/18	4,545	8,825	$148.14	$1,039,785	12/12/28	3,027	$683,830	5,570	$1,258,319
	12/11/19	–	19,280	$169.70	$1,083,729	12/11/29	2,907	$656,720	2,325	$525,241
		20,568	32,950		$3,984,975		8,628	$1,949,152	16,517	$3,731,356
James M. Field (8)	12/10/14	12,636	–	$88.19	$1,740,293	12/10/24	–	$–	–	$–
	12/9/15	16,195	–	$79.24	$2,375,321	12/9/25	–	$–	–	$–
	12/14/16	24,580	–	$100.55	$3,081,349	12/14/26	–	$–	–	$–
	12/13/17	10,722	5,306	$151.95	$1,189,129	12/13/27	2,830	$639,325	9,444	$2,133,494
	12/12/18	4,545	8,825	$148.14	$1,039,785	12/12/28	2,903	$655,817	5,570	$1,258,319
	12/11/19	–	19,280	$169.70	$1,083,729	12/11/29	2,907	$656,720	2,325	$525,241
		68,728	33,411		$10,509,606		8,640	$1,951,862	17,339	$3,917,054

(1)	Options become vested and exercisable in three approximately equal annual installments on the first, second, and third anniversaries of the grant date.
(2)	The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE as of November 1, 2020, which was $225.91, and the option exercise price. No value is shown for underwater options.
(3)	Options expire 10 years from the grant date.
(4)	RSUs vest three years after the grant date, at which time they are settled in Deere common stock.
(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE as of November 1, 2020, which was $225.91.
(6)	For PSUs granted in fiscal 2018, the three-year performance period ended on November 1, 2020. The final payout determination was made by the Committee in December 2020 and was settled in Deere common stock on December 13, 2020 (the third anniversary of the grant date). As discussed in the CD&A under “Performance Period 2018-2020 PSUs,” the final payout under the award was based on revenue growth relative to the peer group of a subset of the S&P Industrial Sector and was equal to 200% of the target opportunity. For the PSUs granted in fiscal years 2019 and 2020, the amount shown represents estimated achievement of the PSUs granted relative to the peer group subset of the S&P Industrial Sector, assuming truncated performance measurement periods. The final number of shares earned, if any, for the 2019 and 2020 PSUs granted will be based upon performance as determined by revenue growth relative to the peer group at the end of the applicable performance period.

PSU Grant Date	December 12, 2018	December 11, 2019
Truncated performance period	11/1/2018 - 10/31/2020	11/1/2019 - 10/31/2020
Actual performance period ending date	10/31/21	10/31/22
Payout of shares (as a % of target) based on revenue growth	115%	50%

(7)	The amount shown represents the number of PSUs described in footnote (6) to this table multiplied by the closing price for Deere common stock on the NYSE as of NYSE as of November 1, 2020, which was $225.91.
(8)	Mr. Field was granted a special equity award in March 2019, which was scheduled to vest over a three-year period. Mr. Field forfeited the award with his change in position.

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FISCAL 2020 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding option exercises and vesting of RSUs and PSUs during fiscal 2020. These options and stock awards were granted in prior fiscal years and are not related to performance solely in fiscal 2020:

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (2)	Number of Shares Acquired on Vesting (3)	Value Realized on Vesting (4)
John C. May	13,187	$705,514	17,918	$3,090,855
Ryan D. Campbell	-	$–	4,132	$712,770
Mary K. W. Jones	-	$–	17,104	$2,950,440
Rajesh Kalathur	27,526	$2,903,880	17,918	$3,090,855
Cory J. Reed	2,957	$312,732	4,510	$777,975
James M. Field	28,833	$2,873,155	17,867	$3,082,058

(1)	Represents the total number of shares that were exercised before any withholding of shares to pay the exercise price and taxes.
(2)	Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price).
(3)	Represents the number of RSUs and PSUs that vested during fiscal 2020. RSUs include shares granted in fiscal 2017 as well as accelerated vesting of shares to satisfy tax withholding requirements.

The three-year performance period for PSUs granted in fiscal 2017, ended on October 31, 2019, and vested on December 14, 2019. The final payout determination, made by the Committee in December 2019, reflects revenue growth and TSR comparable to the 89th and 88th percentiles, respectively, of the S&P Industrial Sector. Accordingly, the resulting payout of PSUs was equal to 200% of the target award.

The following table shows the number of RSUs and PSUs that vested during fiscal 2020:
Name	RSUs	PSUs
John C. May	4,266	13,652
Ryan D. Campbell	984	3,148
Mary K. W. Jones	4,072	13,032
Rajesh Kalathur	4,266	13,652
Cory J. Reed	1,074	3,436
James M. Field	4,215	13,652
(4)	Represents the number of RSUs and PSUs vested multiplied by the closing price ($172.50) of Deere common stock on the NYSE as of the vesting date.

Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Senior Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Deere Supplemental Plan”).

In 1996, we introduced a new pension option under the Salaried Plan known as the “Contemporary Option.” At that time, participants could elect to remain in the existing Salaried Plan option, known as the “Traditional Option,” or convert to the new Contemporary Option. New employees hired between January 1, 1997, and October 31, 2014, automatically participated in the Contemporary Option. For new employees hired on or after November 1, 2014, pension benefits under the Salaried Plan are calculated based on a cash balance methodology instead of the Traditional or Contemporary Option formula. None of the current NEOs participates in the Traditional or cash balance plan.

SALARIED PLAN
The Salaried Plan is a qualified plan subject to certain IRS limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Deere makes contributions to and benefits are paid from a tax-exempt pension trust. Pension benefits provided by the Salaried Plan under the Contemporary Option are summarized on the following page.

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Under the Contemporary Option, “Career Average Pay” is used in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRS limits). For participants hired before January 1, 1997, the transition to Career Average Pay includes salary and STI awards from 1992 until retirement. Deere makes additional contributions to the 401(k) retirement savings accounts of salaried employees participating in this option.

The formula for calculating benefits under the Contemporary Option is:

Career Average Pay	Years of Service	1.5%

Early retirement eligibility under the Contemporary Option is the earlier of:

1.	age 55 with 10 or more years of service; or
2.	age 65 with five or more years of service

Pension payments are reduced by 4% for each year the employee is under the unreduced benefits age upon retirement. Mr. Field is the only NEO currently eligible to retire early with reduced benefits under the Contemporary Option.

Eligibility to retire with unreduced benefits under the Contemporary Option occurs at age 67 for all participating employees who were hired on or after January 1, 1997. For participants hired before this date, the eligibility age to retire with unreduced benefits is based on years of service as of January 1, 1997, and ranges from ages 60 to 67.

SENIOR SUPPLEMENTARY PLAN
The Senior Supplementary Plan is an unfunded, nonqualified excess defined benefit plan that provides additional pension benefits in an amount comparable to those the participant would have received under the Salaried Plan in the absence of IRS limitations. Benefit payments for the Senior Supplementary Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection.

The Senior Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above qualified plan IRS limits.

DEERE SUPPLEMENTAL PLAN
The Deere Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain employees, including all the NEOs. Benefit payments for the Deere Supplemental Plan are made from the assets of Deere and are at-risk in the event Deere seeks bankruptcy protection. The Deere Supplemental Plan was closed to new participants effective November 1, 2014, although benefits will continue to accrue for employees who were already participating in the plan as of that date.

The formula for calculating benefits is:

Career Average Pay	Years of Service (at grade 13 and above since January 1, 1997)	0.5%

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FISCAL 2020 PENSION BENEFITS TABLE

Name	Plan Name (1)	Assumed Retirement Age (2)	Number of Years of Credited Service (3)	Present Value of Accumulated Benefit (4)
John C. May	Salaried Plan	65	23.6	$750,634
Contemporary Option	Supplementary Plan	65	23.6	$1,896,321
	Supplemental Plan	65	19.8	$810,931
	TOTAL			$3,457,886
Ryan D. Campbell	Salaried Plan	65	13.0	$397,915
Contemporary Option	Supplementary Plan	65	13.0	$316,562
	Supplemental Plan	65	8.8	$192,609
	TOTAL			$907,086
Mary K. W. Jones	Salaried Plan	65	23.3	$715,632
Contemporary Option	Supplementary Plan	65	23.3	$1,840,124
	Supplemental Plan	65	16.9	$662,849
	TOTAL			$3,218,605
Rajesh Kalathur	Salaried Plan	65	23.4	$722,955
Contemporary Option	Supplementary Plan	65	23.4	$1,727,970
	Supplemental Plan	65	14.8	$565,144
	TOTAL			$3,016,069
Cory J. Reed	Salaried Plan	65	22.4	$639,957
Contemporary Option	Supplementary Plan	65	22.4	$998,316
	Supplemental Plan	65	15.5	$424,934
	TOTAL			$2,063,207
James M. Field	Salaried Plan	65	26.5	$955,103
Contemporary Option	Supplementary Plan	65	26.5	$3,364,779
	Supplemental Plan	65	21.7	$1,242,576
	TOTAL			$5,562,458

(1)	Benefits are provided under the Salaried Plan, the Senior Supplementary Plan, and the Deere Supplemental Plan.
(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age, or, if earlier, normal retirement age.
(3)	Years and months of service credit under each plan as of October 31, 2020. The years of credited service are equal to years of eligible service with Deere for the Salaried and Senior Supplementary Plan. Service credit under the Deere Supplemental Plan has been based on service at grade 13 or above since January 1, 1997.
(4)	The actuarial present value of the accumulated benefit is shown as of October 31, 2020, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts an NEO may receive.

The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount that, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.

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The following assumptions were used to calculate the present value of the accumulated benefit:

—

Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan.

—	Other assumptions relate to those used for financial accounting:
●

Present value amounts were determined based on financial accounting discount rates equal to 2.92% for the Salaried Plan, 2.31% for the Senior Supplementary Plan, and 2.09% for the Deere Supplemental Plan.

●	Benefits subject to a lump sum distribution were determined using an interest rate of 1.65%.
●

The mortality table used for the Salaried Plan was the PRI2012WC table (with mortality projection scale MP2020, as published by the Society of Actuaries), and the mortality table used for the Supplementary and Deere Supplemental Plans was the 2021 417(e) table, as published by the IRS.

●

Pensionable earnings are calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5% – 4.5%, depending on age), with no future increase, and the STI bonus at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned for prior years.

Nonqualified Deferred Compensation
The Fiscal 2020 Nonqualified Deferred Compensation Table below shows information about three programs:

(1)	the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan;
(2)	the John Deere Defined Contribution Restoration Plan (DCRP), a nonqualified savings plan; and
(3)	deferred RSUs.

DEFERRED PLAN
Under the Deferred Plan, through fiscal 2008, NEOs could defer any of their base salary, STI, and LTIC in 5% increments up to 95%. For deferrals elected after 2008, up to 70% of base salary can be deferred while STI and LTIC awards can be deferred up to 95%. On the first day of each calendar quarter, the balance in each account under the Deferred Plan is credited with interest. For deferrals made through calendar 2009, interest is credited at the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2% as of the last day of the preceding quarter. For deferrals made after December 31, 2009, through January 1, 2016, the deferred amounts earn interest based on the Moody’s “A” rated Corporate Bond Rate.

During fiscal 2020, amounts deferred under the Deferred Plan were credited with interest at the following rates:

	Deferrals through calendar 2009 Prime plus 2%	Deferrals 2009-2016 Moody’s “A” Corporate Bond Rate
November 2019	6.75%	3.40%
February 2020	6.75%	3.09%
May 2020	5.25%	3.12%
August 2020	5.25%	2.68%

NEOs must elect to defer salary before the beginning of the calendar year in which deferral occurs. An election to defer STI must be made before the beginning of the fiscal year upon which the award is based. An election to defer LTIC must be made before the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments, but distribution must be completed within 10 years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

As of January 1, 2016, the earnings rate described above is no longer available for new deferrals under the Deferred Plan. Instead, the investment options under the Deferred Plan now parallel the investment options offered under our 401(k) plan (with certain limited exceptions). Funds deferred prior to January 1, 2016, may remain invested under the previous options,

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although participants also may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior years’ deferrals. Additionally, as of November 1, 2016, participants may change investment options at any time. These changes effectively ensure that Deferred Plan participants cannot earn above-market interest on new deferrals.

DCRP
The DCRP is designed to allow executives participating in our Contemporary Option to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by tax regulations. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation. (None of the NEOs receives commission compensation.) The DCRP deferral percentage selected by the employee by October 31 each year is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event Deere seeks bankruptcy protection.

Until November 1, 2015, two investment options were available under the DCRP: the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2% or a rate of return based on the S&P 500 Index for the prior month. Participants could choose either investment option for any portion of their accounts and could change investment options between the first and 10th day of any month. During fiscal 2019, the annualized rates of return under the two options were as follows:

EARNINGS FOR DCRP

	Prime plus 2%	S&P 500 Index
November 2019	7.00%	-1.80%
December 2019	6.78%	51.27%
January 2020	6.75%	27.77%
February 2020	6.75%	38.32%
March 2020	6.75%	-0.33%
April 2020	5.85%	-228.82%
May 2020	5.25%	49.58%
June 2020	5.25%	68.49%
July 2020	5.25%	76.06%
August 2020	5.25%	39.80%
September 2020	5.25%	68.87%
October 2020	5.25%	-9.27%

As of November 1, 2015, the investment options described above are no longer available for new deferrals under the DCRP. Instead, the investment options under the DCRP now parallel the investment options offered under our 401(k) plan, with certain limited exceptions. Funds deferred prior to November 1, 2015, may remain invested under the previous options, although participants may move these funds into the new options. Minimal above-market amounts may be reported in future years for prior years’ deferrals. Additionally, as of November 1, 2015, participants may change investment options at any time. These changes effectively ensure that DCRP participants cannot earn above-market interest on new deferrals.

Distribution options under the DCRP consist of a lump-sum distribution one year following the date of separation, or, in the case of retirement, five annual installments beginning one year following the retirement date.

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DEFERRED RESTRICTED STOCK UNITS
There are two scenarios under which deferred RSUs can appear in the Fiscal 2020 Nonqualified Deferred Compensation Table. First, certain RSUs are required to be held for a defined period of time after they vest. The following tranches of RSUs have vested but remain subject to restriction:

Grant Date	Date Vested	Restriction Period
December 2007	December 2010	Until retirement or no longer active employee
December 2008	December 2011	Until retirement or no longer active employee
December 2009	December 2012	Until retirement or no longer active employee

Second, for RSUs granted starting in December 2003, NEOs may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.

Deferred RSUs will not be settled in Deere common stock until either the period elected or the restriction period expires.

FISCAL 2020 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name		Beginning Balance	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Balance at Last FYE (4)
John C. May	Deferred Plan	$61,172	$–	$–	$5,977	$67,149
	DCRP Plan	$1,999,800	$94,243	$142,671	$159,126	$2,395,840
	TOTAL	$2,060,972	$94,243	$142,671	$165,103	$2,462,989
Ryan D. Campbell	DCRP Plan	$273,609	$41,374	$63,201	$13,785	$391,969
	TOTAL	$273,609	$41,374	$63,201	$13,785	$391,969
Mary K. W. Jones	Deferred Plan	$2,251,918	$125,537	$–	$127,028	$2,504,483
	DCRP Plan	$1,879,612	$59,281	$91,256	$91,928	$2,122,077
	Deferred RSUs	$2,474,874	$–	$–	$699,839	$3,174,713
	TOTAL	$6,606,404	$184,818	$91,256	$918,795	$7,801,273
Rajesh Kalathur	DCRP Plan	$2,009,686	$60,408	$92,997	$165,807	$2,328,898
	TOTAL	$2,009,686	$60,408	$92,997	$165,807	$2,328,898
Cory J. Reed	Deferred Plan	$–	$123,050	$–	$1,655	$124,705
	DCRP Plan	$920,767	$56,763	$87,346	$225,933	$1,290,809
	TOTAL	$920,767	$179,813	$87,346	$227,588	$1,415,514
James M. Field	DCRP Plan	$3,697,347	$66,142	$101,855	$150,224	$4,015,568
	Deferred RSUs	$4,511,938	$–	$–	$1,275,876	$5,787,814
	TOTAL	$8,209,285	$66,142	$101,855	$1,426,100	$9,803,382

(1)

The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2020 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)

The amounts in this column associated with the DCRP represent Deere’s contributions during the fiscal year as included in the Fiscal 2020 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with deferred RSUs represent RSUs that vested in the current fiscal year, but have not been converted into Deere common stock and are included in the Fiscal 2020 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”

(3)

For rates of return on account balances under the Deferred Plan and DCRP, see the applicable earnings charts in the narrative preceding this table. For the deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs. The above-market portions of the amounts shown in this column are reported in the Fiscal 2020 Summary Compensation Table under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column and are quantified in footnote (5) to that table.

(4)

Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years: $488,650 (May); $41,983 (Campbell); N/A (Jones); $803,159 (Kalathur); $106,210 (Reed); $2,258,628 (Field).

65	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Fiscal 2020 Potential Payments upon Change in Control
The Change in Control (CIC) Program includes a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:

–

Deere’s termination of an executive’s employment within the six months preceding or the 24 months following a change in control for reasons other than death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity); or

–

An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authority, duties, or responsibilities; change in office location of at least 50 miles from the executive’s current residence; material reductions in an executive’s participation in certain Deere compensation plans; or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control.

The CIC Program defines the following as “change in control” events:

–	any “person,” as defined in the Securities Exchange Act of 1934 (with certain exceptions), acquires 30% or more of Deere’s voting securities;
–	a majority of Deere’s directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then-existing directors;
–

any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or

–	Deere is completely liquidated or all, or substantially all, of Deere’s assets are sold or disposed.

Benefits provided under the CIC program and other benefit plans are described in the footnotes to the following table. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must enforce the program terms. Under the CIC Program, the executive agrees: (a) not to disclose or use for his or her own purposes confidential and proprietary Deere information and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere or to interfere with Deere’s business.

In addition, the Omnibus Plan, the LTIC plan, and the Deferred Plan each contain change in control provisions that may trigger payments. Under the Omnibus Plan, unless the Board or the Committee determines otherwise, all then-outstanding equity awards would vest and restriction periods would end only if there is both a change in control and a qualifying termination. All outstanding RSUs would be cashed out as of the date of the change in control and the executive would have the right to exercise all outstanding options. Unvested PSUs are cashed out at a target award level and the change of control price described in the Omnibus Plan. Such potential payments are disclosed in the following table adjacent to “Change in Control and Qualifying Termination.” The LTIC plan provides for payment upon a change in control based on actual performance results to date for all performance periods then in progress. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within 12 months and distribute all account balances or the Committee may decide to keep the Deferred Plan in effect and modify it to reflect the impact of the change in control.

The following table includes estimated potential payments that would have been due to each NEO if a change in control event had occurred and, if applicable, the NEO experienced a qualifying termination as of the end of fiscal 2020. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount each NEO would receive if a change in control occurred. The payments listed represent the incremental amounts due to NEOs beyond what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEOs are already entitled and which are reported elsewhere in this Proxy Statement:

–	amounts already earned under the STI and LTIC plans (reported in the Fiscal 2020 Summary Compensation Table)
–	the exercise of outstanding vested options (reported in the Outstanding Equity Awards at Fiscal 2020 Year-End table)
–	distribution of nonqualified deferred compensation (reported in the Fiscal 2020 Nonqualified Deferred Compensation Table)

66	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

Name	Salary (1)	STI (2)	LTIC (3)	Stock Awards (4)	Stock Options (5)	Welfare Benefits (6)	Defined Contribution Plans (7)	Total Payments (8)
John C. May
–Change in Control only	$—	$—	$2,310,603	$—	$—	$—	$—	$2,310,603
–Change in Control and
Qualifying Termination	$3,600,000	$5,396,604	$2,310,603	$10,003,069	$5,210,393	$53,487	$165,071	$26,739,227
Ryan D. Campbell
–Change in Control only	$—	$—	$976,449	$—	$—	$—	$—	$976,449
–Change in Control and
Qualifying Termination	$1,362,644	$1,343,718	$976,449	$2,439,828	$1,283,451	$32,693	$85,601	$7,524,384
Mary K. W. Jones
–Change in Control only	$—	$—	$976,449	$—	$—	$—	$—	$976,449
–Change in Control and
Qualifying Termination	$1,577,544	$1,565,592	$976,449	$4,990,578	$2,098,522	$34,701	$113,656	$11,357,042
Rajesh Kalathur
–Change in Control only	$—	$—	$976,449	$—	$—	$—	$—	$976,449
–Change in Control and
Qualifying Termination	$1,593,864	$1,581,788	$976,449	$5,221,232	$2,194,710	$34,749	$115,397	$11,718,189
Cory J. Reed
–Change in Control only	$—	$—	$976,449	$—	$—	$—	$—	$976,449
–Change in Control and
Qualifying Termination	$1,543,080	$1,531,390	$976,449	$5,068,065	$2,128,385	$33,191	$109,746	$11,390,306
James M. Field
–Change in Control only	$—	$—	$976,449	$—	$—	$—	$—	$976,449
–Change in Control and
Qualifying Termination	$1,677,690	$1,671,033	$976,449	$3,211,762	$—	$38,784	$124,255	$7,699,973

(1)

In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times the annual base salary for the CEO and two times annual base salary for senior officers.

(2)

In the event of a change in control and qualifying termination, the CIC Program provides for a lump-sum payment of three times (CEO) and two times (senior officers) the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2020 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.

(3)

The LTIC plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump-sum LTIC payment based on actual performance results to date for all performance periods then in progress. The payout for the three-year performance period ended with fiscal 2020 is reported in the Fiscal 2020 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For each of the NEOs, the amount shown in this table represents the payout for the two remaining performance periods.

(4)

Vesting of RSUs and PSUs does not accelerate unless there is both a change in control and a qualifying termination. In such cases, the vesting and restriction requirements no longer apply. Unvested RSUs will be cashed out and unvested PSUs will be cashed out at a target award level.

For purposes of the table, all unvested PSUs and RSUs are valued based on the closing price for Deere common stock on the NYSE as of November 1, 2020, which was $225.91. Mr. Field is eligible for retirement and all currently unvested RSUs would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for this individual. Vested RSUs are not included since they have been earned and are included on the Fiscal 2020 Nonqualified Deferred Compensation Table. Unvested PSUs and RSUs are included in the Outstanding Equity Awards at Fiscal 2020 Year-End table.

(5)

Vesting of outstanding stock options granted after February 24, 2010 does not accelerate in the event of a change in control only. Instead, outstanding stock options will continue to vest over the three-year vesting period, subject to continued employment conditions.

In the event of a change in control and qualifying termination, all outstanding stock options vest and can be exercised immediately. Since Mr. Field is eligible for retirement and all unvested stock options would vest immediately on the date of such event, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Campbell, Kalathur, May, Reed, and Ms. Jones who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE as of November 1, 2020, which was $225.91, and the option exercise prices. These amounts are included in the Outstanding Equity Awards at Fiscal 2020 Year-End table.

(6)

In the event of a change in control and qualifying termination, the CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years for the CEO and two full years for the senior officers at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.

(7)

In the event of a change in control and qualifying termination, the CIC Program includes a cash payment equal to Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control).

(8)	The amounts set forth under “Deferred Compensation” and “Accumulated Pension Benefit” in the Termination table would also be payable upon a change in control and qualifying termination.

67	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

FISCAL 2020 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OTHER THAN FOLLOWING A CHANGE IN CONTROL
The following table summarizes the estimated payments to be made to the NEOs under our plans or established practices in the event of termination of employment due to death, disability, retirement, termination without cause, termination for cause, or voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amounts the NEOs would receive.

The amounts shown assume the termination event occurred at the end of fiscal 2020 and the NEO was actively employed until that time.

Name	Salary (1)	STI (2)	LTIC (3)	Stock Awards (4)	Stock Options (5)	Deferred Compensation (6)	Accumulated Pension Benefit (7)	Total Payments
John C. May
Death	$–	$2,180,768	$1,560,484	$9,197,926	$5,579,256	$2,462,989	$2,238,457	$23,219,880
Disability	$15,418,085	$2,180,768	$1,560,484	$9,197,926	$5,579,256	$2,462,989	$7,535,731	$43,935,239
Retirement (9)	$–	$–	$–	$–	$–	$–	$–	$–
Termination Without Cause	$1,200,000	$2,180,768	$1,560,484	$–	$–	$2,462,989	$4,072,550	$11,476,791
Termination For Cause	$–	$2,180,768	$1,560,484	$–	$–	$2,462,989	$4,072,550	$10,276,791
Voluntary Separation	$–	$2,180,768	$1,560,484	$–	$–	$2,462,989	$4,072,550	$10,276,791
Ryan D. Campbell
Death	$–	$814,495	$1,364,587	$1,720,531	$3,518,349	$391,969	$610,419	$8,420,350
Disability	$9,588,500	$814,495	$1,364,587	$1,720,531	$3,518,349	$391,969	$3,544,607	$20,943,038
Retirement (9)	$–	$–	$–	$–	$–	$–	$–	$–
Termination Without Cause	$397,438	$814,495	$1,364,587	$–	$–	$391,969	$1,112,531	$4,081,020
Termination For Cause	$–	$814,495	$1,364,587	$–	$–	$391,969	$1,112,531	$3,683,582
Voluntary Separation	$–	$814,495	$1,364,587	$–	$–	$391,969	$1,112,531	$3,683,582
Mary K. W. Jones
Death	$–	$948,984	$1,364,587	$8,770,504	$14,468,883	$4,626,560	$1,910,531	$32,090,049
Disability	$12,004,974	$948,984	$1,364,587	$8,770,504	$14,468,883	$4,626,560	$6,134,576	$48,319,068
Retirement (9)	$–	$–	$–	$–	$–	$–	$–	$–
Termination Without Cause	$788,772	$948,984	$1,364,587	$3,174,713	$–	$4,626,560	$3,476,589	$14,380,205
Termination For Cause	$–	$948,984	$1,364,587	$3,174,713	$–	$4,626,560	$3,476,589	$13,591,433
Voluntary Separation	$–	$948,984	$1,364,587	$3,174,713	$–	$4,626,560	$3,476,589	$13,591,433
Rajesh Kalathur
Death	$–	$958,801	$1,364,587	$5,307,304	$21,112,767	$2,328,898	$1,808,001	$32,880,358
Disability	$12,283,823	$958,801	$1,364,587	$5,307,304	$21,112,767	$2,328,898	$5,881,493	$49,237,673
Retirement (9)	$–	$–	$–	$–	$–	$–	$–	$–
Termination Without Cause	$796,932	$958,801	$1,364,587	$–	$–	$2,328,898	$3,290,754	$8,739,972
Termination For Cause	$–	$958,801	$1,364,587	$–	$–	$2,328,898	$3,290,754	$7,943,040
Voluntary Separation	$–	$958,801	$1,364,587	$–	$–	$2,328,898	$3,290,754	$7,943,040
Cory J. Reed
Death	$–	$928,252	$1,364,587	$5,680,507	$3,984,975	$1,415,514	$1,271,559	$14,645,394
Disability	$12,681,241	$928,252	$1,364,587	$5,680,507	$3,984,975	$1,415,514	$4,587,772	$30,642,848
Retirement (9)	$–	$–	$–	$–	$–	$–	$–	$–
Termination Without Cause	$739,393	$928,252	$1,364,587	$–	$–	$1,415,514	$2,315,703	$6,763,449
Termination For Cause	$–	$928,252	$1,364,587	$–	$–	$1,415,514	$2,315,703	$6,024,056
Voluntary Separation	$–	$928,252	$1,364,587	$–	$–	$1,415,514	$2,315,703	$6,024,056
James M. Field
Death	$–	$1,012,896	$1,364,587	$11,656,730	$10,509,606	$4,015,568	$3,268,695	$31,828,082
Disability	$8,476,395	$1,012,896	$1,364,587	$11,656,730	$10,509,606	$4,015,568	$8,173,627	$45,209,409
Retirement	$–	$1,012,896	$1,364,587	$11,656,730	$10,509,606	$4,015,568	$5,938,909	$34,498,296
Termination Without Cause	$838,845	$1,012,896	$1,364,587	$5,787,814	$–	$4,015,568	$5,938,909	$18,958,619
Termination For Cause	$–	$1,012,896	$1,364,587	$5,787,814	$–	$4,015,568	$5,938,909	$18,119,774
Voluntary Separation (8)	$–	$–	$–	$–	$–	$–	$–	$–

68	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Executive Compensation Tables

(1)

Our NEOs do not have employment agreements. However, we have severance guidelines that provide compensation if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary plus another one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the Internal Revenue Code, in which case severance will be paid in a lump sum.

Under our Long-Term Disability Plan, if disabled before age 62, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2020, until the time the NEO reaches age 65.

(2)

Under all termination events, the amount of STI earned for the fiscal year ended November 1, 2020, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2020 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(3)

Under all termination events, the amount of LTIC earned for the performance period ended November 1, 2020, would be payable in a lump sum no later than March 15 of the next calendar year. This amount is reported in the Fiscal 2020 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

(4)

In the event of death, disability, or retirement, the most recent RSU and PSU awards are prorated based on the number of months the NEO remains employed in the year of grant. The remaining units are forfeited. All unvested and non-forfeited RSUs will vest on the date of separation from service, while PSUs that are not forfeited will continue to convert to shares at the end of the three-year performance period based on the performance metrics. When applicable restrictions lapse, vested RSUs will be converted to shares of common stock. Restrictions on vested RSUs will lapse as provided in the following table:

Type of Separation from Service	Fiscal Year of RSU Award	Lapse of Restrictions
Death	2010 and prior	First business day of January following death
	2011 and 2012	First business day in the later of January or July following death
	After 2012	Third anniversary of grant date

Disability or Retirement	2012 and prior	First business day in the later of January or July following separation from service
	After 2012	Third anniversary of grant date

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested PSUs and RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs that must be held until retirement, including RSUs that vest as a result of the termination of employment.

The value of PSUs for each outstanding tranche represents actual achievement relative to the S&P Industrial Sector or subset thereof assuming in the case of PSUs granted in fiscal years 2019 and 2020 truncated performance measurement periods. The performance period for PSUs granted in fiscal year 2018 ended on October 31, 2020. The final number of shares earned is based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector or subset thereof at the end of the applicable performance period. See footnotes (4) and (6) to the Outstanding Equity Awards at Fiscal 2020 Year-End table for performance information relating to each outstanding tranche of PSUs.

All amounts shown in the table are based on the closing price for Deere common stock on the NYSE as of November 1, 2020, which was $225.91.
(5)

In the event of death, all outstanding stock options vest immediately and the heirs must exercise those options within one year. In the event of disability or retirement, vesting accelerates for all outstanding stock options, but occurs no sooner than six months following the grant date. These options expire within five years. In the event of retirement, the most recent stock option awards granted to the NEOs are prorated based on the number of months the NEOs remain actively employed in the year of grant. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE as of November 1, 2020, and the option exercise prices.

These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2020 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.

(6)

In all cases, balances held in the U.S. nonqualified deferred compensation plans are payable to the employee. These amounts are reported in the Fiscal 2020 Nonqualified Deferred Compensation Table under Deferred Plan and DCRP. The deferred RSUs reported in the Fiscal 2020 Nonqualified Deferred Compensation Table appear in the Stock Awards column.

(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:
-	present value amounts were determined based on a discount rate of 2.92% for the Salaried Plan, 2.31% for the Senior Supplementary Plan, and 2.09% for the Deere Supplemental Plan
-	lump-sum distribution amounts were determined using an interest rate of 1.42% for the Senior Supplementary and Deere Supplemental Plans
-	the mortality table used for the Salaried Plan was PRI2012WC with mortality projection scale MP2020
-	the mortality table used for the Senior Supplementary and Deere Supplemental Plans was 2020 417(e) table as published by the IRS
-	pensionable earnings were based on actual base salary and forecasted STI for fiscal 2020

Following are additional explanations related to the various scenarios:

-	Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2020
-	Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability
-	Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2020
-	Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2020
(8)	Since Mr. Field is eligible for retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, he would retire.
(9)	Since Messrs. May, Campbell, Kalathur, and Reed, and Ms. Jones are not eligible for normal or early retirement, this scenario is not applicable.

69	DEERE & COMPANY	2021 PROXY STATEMENT

Advisory Vote on Executive Compensation
Pay Ratio Disclosure

Pay Ratio Disclosure

Our Company strives to establish fair and competitive employee compensation programs in each local market within our global operations to effectively attract, retain, and motivate our talented workforce. Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio shown below is a reasonable estimate calculated in a manner consistent with Item 402 of Regulation S-K under the Securities Exchange Act of 1934. Per SEC guidelines, the median employee is only required to be determined once every three years provided there have been no changes to the employee population or compensation arrangement that cause Deere to reasonably believe there will be a significant change in the pay ratio disclosure. There have not been changes in our employee population or our employee compensation arrangements in 2020 that we believe would significantly impact the pay ratio disclosure.

Our median employee was identified using the Company’s global full-time, part-time, temporary, and seasonal employees employed as of September 1, 2018. As of that date, we had 73,361 employees globally, with 29,152 employees located in the U.S. and 44,209 located outside the U.S. As permitted under the “5% de minimis exemption” of the pay ratio disclosure rule, we excluded all employees in 28 countries(1), which totaled 1,263, or 2%, of our total employee population.

After the exclusions, 29,152 employees in the U.S. and 42,946 employees located outside the U.S. were considered for identifying the median employee. To identify the median employee, we used annualized base pay as of September 1, 2018, as our consistently applied compensation measure. For salaried employees, this included annualized base salary. For hourly employees, this included annual hourly wages excluding overtime, bonuses, or other earnings. Base pay was annualized for permanent employees not employed a full year in 2018. Base pay paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on October 26, 2018, which is considered the October spot rate.

Using this methodology, we identified our median employee to be a full-time, hourly employee located in the U.S. The annual total compensation was calculated in accordance with the SEC rules applicable to the Summary Compensation Table. The annual total compensation of our median employee for fiscal 2020 was $70,743. Mr. May’s annual total compensation as presented in the Fiscal 2020 Summary Compensation Table was $15,588,384. Calculated in this manner, the ratio of the CEO’s total compensation to our median employee’s total compensation for fiscal 2020 was about 220 to 1.

(1)

The countries and approximate number of employees excluded from the calculation are as follows: Austria (29), Belgium (35), Bulgaria (14), Czech Republic (20), Denmark (31), Estonia (10), Georgia (7), Hungary (19), Ireland (23), Italy (106), Japan (28), Kazakhstan (20), Latvia (8), Libya (4), Lithuania (20), Malaysia (33), Norway (53), Philippines (13), Romania (33), Serbia (11), Singapore (76), Slovakia (6), South Africa (195), Sweden (175), Taiwan (34), Thailand (121), Turkey (86), and Ukraine (53).

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of November 1, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column a) (c)
Equity Compensation Plans Approved by Security Holders	5,320,748	(1)	107.30	18,536,593	(2)
Equity Compensation Plans Not Approved by Security Holders	0			0	(3)
Total	5,320,748			18,536,593

(1)

This amount includes 1,531,590 PSUs and RSUs awarded under the John Deere 2020 Equity and Incentive Plan and 100,976 RSUs awarded under the Nonemployee Director Stock Ownership Plan. Under the John Deere 2020 Equity and Incentive Plan, the PSUs are payable only in stock after the three-year performance period is ended and the RSUs are payable only in stock three to five years after the award is granted or upon retirement. The number of shares reflects the maximum number of shares that may be earned under the PSUs. Under the Nonemployee Director Stock Ownership Plan, RSUs are payable only in stock upon retirement. The weighted-average exercise price information in column (b) does not include these units.

(2)

This amount includes 379,567 shares available under the Nonemployee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 18,157,026 shares available under the John Deere 2020 Equity and Incentive Plan. Under the John Deere 2020 Equity and Incentive Plan, Deere may award shares in connection with stock options and stock appreciation rights, performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.

(3)	Deere currently has no equity compensation plans that have not been approved by stockholders.

70	DEERE & COMPANY	2021 PROXY STATEMENT

Item 3 – Ratification of Independent Registered Public Accounting Firm

The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of the independent registered public accounting firm that audits Deere’s financial statements and our internal control over financial reporting. The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm for fiscal 2021. Deloitte & Touche and its predecessors have acted as our independent registered public accounting firm since 1910. Benefits of a long-term engagement by an auditor include audit quality, enabled by understanding and expertise of the company’s global business and accounting practices, and audit efficiency and effectiveness, related to familiarity with the company and the avoidance of time and expense related to new auditor onboarding. The Audit Review Committee believes that the continued retention of Deloitte & Touche to serve as the independent registered public accounting firm for Deere is in the best interests of the company and its shareholders. The Audit Review Committee and the Board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice. The current Deloitte & Touche lead auditor for Deere, Doug Alkema, was appointed in 2016.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the shareholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the shareholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interests of Deere and its shareholders.

We expect a representative of Deloitte & Touche LLP to attend the Annual Meeting. This representative will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

71	DEERE & COMPANY	2021 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Item 3 – Ratification of Independent Registered Public Accounting Firm

Pre-approval of Services by the Independent Registered Public Accounting Firm
The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm. The Audit Review Committee will consider and, if appropriate, pre-approve the provision of defined audit and non-audit services. The Audit Review Committee also will consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

Any proposed engagement that has not been pre-approved may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more committee members. The member or members who have delegated authority to approve services between regular meetings will report any specific approvals to the Audit Review Committee at its next regular meeting. The Audit Review Committee regularly reviews summary reports detailing all services being provided to Deere by its independent registered public accounting firm. All of the audit and non-audit services provided to us by Deloitte & Touche LLP in 2020 were approved in accordance with their policy.

Fees Paid to the Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates for the fiscal years 2020 and 2019:

Plan Category	2020	2019
Audit Fees (1)	$18,843,000	$20,045,000
Audit-Related Fees (2)	$902,000	$1,028,000
Tax Fees (3)	$72,000	$1,061,000
All Other Fees	$—	$—
Total	$19,817,000	$22,134,000

(1)

Audit fees include amounts charged in connection with the audit of Deere’s annual financial statements and reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations.

(2)

Audit-related fees reflect fees charged for assurance and related services that are reasonably related to the performance of the audit of our financial statements. These services included audits of financial statements of employee benefit plans, various attestation services, and other consultations.

(3)

Tax fees in fiscal 2019 and 2020 were for tax advice and assistance regarding statutory, regulatory, and administrative developments in response to the United States Tax Reform, business acquisitions and tax planning.

72	DEERE & COMPANY	2021 PROXY STATEMENT

Ratification of Independent Registered Public Accounting Firm
Audit Review Committee Report

Audit Review Committee Report

TO THE BOARD OF DIRECTORS:
The Audit Review Committee consists of the following members of the Board of Directors: Alan C. Heuberger, Clayton M. Jones, Gregory R. Page, Sherry M. Smith (Chair), and Sheila G. Talton. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States. The Audit Review Committee is responsible for oversight of certain risks to the company. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and four members of the Audit Review Committee — Mr. Heuberger, Mr. Jones, Mr. Page, and Ms. Smith — are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission in Regulation S-K under the Securities Exchange Act of 1934. The Audit Review Committee has a written charter describing its responsibilities that has been approved by the Board of Directors and is available on Deere’s website at www.JohnDeere.com/corpgov. Members of the Audit Review Committee rely on the information provided and the representations made to them by management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting and for Deere’s financial statements and reports, and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States and (ii) Deere’s internal control over financial reporting.

In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the fiscal year ended November 1, 2020. We have discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission. We have discussed the scope of and plans for the annual audit with Deloitte & Touche LLP. We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

On at least a quarterly basis, the Audit Review Committee meets in executive session with Deere management and the Deere internal audit staff, as well as separately with Deloitte & Touche LLP.

Based on the reviews and discussions referred to above and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended November 1, 2020, for filing with the SEC. We have selected Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2021 and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

Audit Review Committee
Sherry M. Smith (Chair)
Alan C. Heuberger
Clayton M. Jones
Gregory R. Page
Sheila G. Talton

73	DEERE & COMPANY	2021 PROXY STATEMENT

Voting and Meeting Information

Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement because you owned shares of Deere common stock at the close of business on December 31, 2020, which entitles you to vote, either online during the Annual Meeting or by proxy. This Proxy Statement describes the matters on which you are asked to vote so you can make an informed decision.

This Proxy Statement, together with our Annual Report for the fiscal year ended November 1, 2020, a proxy card, and a voter instruction card, will be mailed or can be accessed online on or about January 8, 2021. We refer to these documents collectively as Deere’s Proxy Solicitation Materials.

What is “Notice and Access” and why did Deere elect to use it?
We make the Proxy Solicitation Materials available to shareholders electronically under the Notice and Access regulations of the U.S. Securities and Exchange Commission (SEC). Specifically, most of our shareholders receive a Notice of Electronic Availability (“Notice”) instead of a full set of Proxy Solicitation Materials in the mail. The Notice explains how to access and review the Proxy Solicitation Materials and how to vote online. We believe this method of delivery expedites distribution of Proxy Solicitation Materials and also allows us to conserve natural resources and reduce the costs of printing and distributing these materials.

If you received a Notice but would prefer to receive printed copies of the Proxy Solicitation Materials in the mail, please follow the instructions in the Notice for requesting such materials.

How do I vote?
You can vote either online during the Annual Meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to participate in the virtual only Annual Meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.

To vote your shares, follow the instructions in the Notice, voter instruction form, or proxy card. Telephone and internet voting are available to all registered and most beneficial shareholders.

74	DEERE & COMPANY	2021 PROXY STATEMENT

Additional Information
Voting and Meeting Information

Shareholders voting by proxy may use one of the following three options:

BY INTERNET (available for most shareholders)	BY MAIL (available for all shareholders)	BY TELEPHONE (available for most shareholders)
You can vote your shares online at www.proxyvote.com. You will need the 16-digit control number on the Notice of Internet Availability or proxy card.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	In the U.S. or Canada, you can vote your shares by calling 1-800-690-6903.

Instructions to vote online during the virtual Annual Meeting can be found at www.virtualshareholdermeeting.com/DE2021. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting website.

If your shares are held in “street name” by a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.

The telephone and internet voting facilities for shareholders will close at 11:59 p.m. Eastern Standard Time on February 23, 2021.

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 19, 2021, or your plan shares will not be voted.

Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:

—	revoking it by written notice to Todd E. Davies, our Corporate Secretary, at the address on the Notice
—	delivering a later-dated proxy (including a telephone or internet vote)
—	voting online during the meeting

If you hold your shares in “street name,” please refer to the information sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.

How many votes do I have?
You will have one vote for each share of Deere common stock that you owned at the close of business on December 31, 2020.

How many shares are entitled to vote?
There were 314,421,344 shares of Deere common stock outstanding as of December 31, 2020, and entitled to vote at the meeting.

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present online at the virtual Annual Meeting or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions and shares represented by “broker non-votes” (explained on the following page) will be counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of “for” votes cast (meaning the number of shares voted “for” a nominee exceeds the number of shares voted “against” that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our bylaws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Corporate Governance Committee, the

75	DEERE & COMPANY	2021 PROXY STATEMENT

Additional Information
Voting and Meeting Information

Board will determine whether to accept or reject the resignation and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.

If the number of nominees exceeds the number of directors to be elected (i.e., a contested election), the nominees who receive the most votes will be elected as directors.

Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy is cast in favor of the proposal.

What if I abstain from voting or vote “abstain”?
If you abstain from voting or vote “abstain” your shares will:

—	Be counted as present for purposes of determining whether there are enough votes to constitute a quorum;
—	Have no effect on the outcome of the election of directors; or
—	Count as a vote against any other proposal to be considered at the meeting.

What if I don’t return my proxy card and don’t attend the Annual Meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.

If you hold your shares in “street name” and you do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the Annual Meeting. If you do not provide voting instructions on these other matters, the votes will be considered “broker non-votes.” Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal.

What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy and unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the designated proxy will vote your shares for that other person.

Is my vote confidential?
Yes. The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors. The only time your voting records will be disclosed is (i) as required by law, (ii) to the inspectors of voting, or (iii) if the election is contested.

Virtual Meeting Information
If you plan to attend the virtual meeting, you must be a holder of Deere shares as of December 31, 2020. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/DE2021 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card, or the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Central Time on February 24, 2021. The meeting will begin promptly at 10 a.m. Central Time on February 24, 2021.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong WiFi connection and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Central Time and until the end of the meeting.

76	DEERE & COMPANY	2021 PROXY STATEMENT

Additional Information
Annual Report

If you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ DE2021, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be posted to our Investor Relations website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Although the live webcast is available only to Deere shareholders as of the record date, a replay of the meeting will be made available on our website at www.JohnDeere.com/stock after the meeting, and will remain available for approximately 30 days following the meeting.

Annual Report

Will I receive a copy of Deere’s Annual Report?
We have either mailed the Annual Report to you with this Proxy Statement or sent you a Notice with the web address for accessing the Annual Report online.

How can I receive a copy of Deere’s 10-K?
There are three ways to obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended November 1, 2020:

1.	Visit the Investor Relations section of our website at www.JohnDeere.com/stock and look under “SEC Filings.”
2.	Write to our Shareholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098.
3.	Search the SEC’s EDGAR database at www.sec.gov.

Householding Information

What is “householding”?
If two or more shareholders reside at the same address and appear to be members of the same family, we will send single copies of either the Proxy Solicitation Materials or the Notice, as applicable, to that address unless one of the shareholders notifies us that he or she wishes to receive individual copies. This procedure reduces printing and distribution costs related to the Annual Meeting. We do not rely on householding when we mail dividend checks.

If Proxy Solicitation Materials were delivered to an address that you share with another shareholder and you prefer to receive separate copies, please contact our Shareholder Relations Department at One John Deere Place, Moline, Illinois 61265-8098 or by phone at (309) 765-4491.

A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the Proxy Solicitation Materials.

How do I revoke my consent to the householding program?
To revoke your consent to householding, please contact Broadridge Investor Communication Solutions, Inc. either by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

77	DEERE & COMPANY	2021 PROXY STATEMENT

Additional Information
Electronic Delivery of Proxy Statement and Annual Report

Electronic Delivery of Proxy Statement and Annual Report

Can I access Deere’s Proxy Solicitation Materials electronically?
Most shareholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the costs of printing and mailing these documents by:

—	following the instructions provided on your proxy card, voter instruction form, or notice
—	going to www.proxyvote.com and following the instructions provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 24, 2021: The Proxy Statement and Annual Report are available on our website at www.JohnDeere.com/stock.

If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the internet address to access these documents as well as voting instructions.

Information not Incorporated into This Proxy Statement

The information on our website (www.JohnDeere.com) is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.

Other Matters

We do not know of any other matters that will be considered at the Annual Meeting. If any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

2022 Shareholder Proposals and Nominations

Proposals for Inclusion in 2022 Proxy Statement
Next year’s Annual Meeting of shareholders will be held on February 23, 2022. If you intend to present a proposal at next year’s Annual Meeting and you wish to have the proposal included in the proxy statement for that meeting, the Corporate Secretary must receive your proposal in writing, at the address on the following page, no later than September 10, 2021.

Director Nominations for Inclusion in 2022 Proxy Statement
In 2016, our Board amended the company’s bylaws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Any such nomination must be received at the address on the following page no earlier than the close of business on August 11, 2021, and no later than the close of business on September 10, 2021. Any such notice must meet the other requirements set forth in our bylaws.

Other Proposals and Nominations
If you would like to present a proposal at next year’s Annual Meeting or if you would like to nominate one or more directors without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address on the following page between October 27, 2021, and November 26, 2021. Directors may be nominated at the Annual Meeting of

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Additional Information
Cost of Solicitation

shareholders only by or at the direction of, or authorization by, the Board, or by any shareholder entitled to vote at the meeting who provides the requisite notice.

Notice of a proposal must include for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere shares you own, either beneficially or of record; (5) whether and the extent to which you (or someone on your behalf) have entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you that is required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws then in effect.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere shares that you and the nominee own, either beneficially or of record; (4) whether and the extent to which you or the nominee (or anyone on behalf of either of you) has entered into any derivative or other instrument, transaction, agreement, or arrangement with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; (7) a completed certification of director eligibility; and (8) any other information related to you that is required to be disclosed in the solicitation of proxies for election of directors under federal securities laws then in effect. We may require any nominee to furnish other information, within reason, that may be needed to determine the nominee’s eligibility.

Where to Send All Proposals and Nominations
Proponents must submit shareholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Corporate Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

Cost of Solicitation

Deere pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, Deere has made arrangements with banks, brokers, and other holders of record to send proxy materials to you. We will reimburse them for their expenses in doing so.

We have retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $20,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Todd E. Davies
Corporate Secretary
Moline, Illinois
January 8, 2021

79	DEERE & COMPANY	2021 PROXY STATEMENT

Appendix A

Director Independence Categorical Standards of Deere & Company Corporate Governance Policies
NYSE STANDARDS OF INDEPENDENCE
A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the Board finds that the director has no material relationship with the company. Under the NYSE rules, a director will not be considered independent if within the past three years:

—	the director has been employed by Deere, either directly or through a personal or professional services agreement
—	an immediate family member of the director was employed by Deere as an executive officer
—	the director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service
—	an immediate family member of the director receives more than $120,000 during any 12-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service
—	the director was affiliated with or employed by Deere’s independent auditor
—	an immediate family member of the director was a partner of Deere’s independent auditor or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit
—	a Deere executive officer has served on the compensation committee of a company that at the same time employed the director or an immediate family member of the director as an executive officer
—	the director is employed, or an immediate family member of a director, is employed as an executive officer of another company and the annual payments to or received from Deere exceed in any of the last three fiscal years the greater of $1 million or 2% of such other company’s consolidated gross annual revenues

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Appendices
Appendix A

In addition, in determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship to Deere that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to:

—	the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by Deere to such director
—	whether such director is affiliated with Deere or an affiliate of Deere

CATEGORICAL STANDARDS OF INDEPENDENCE
The Board has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing or 10% or more owned by a director or an immediate family member of a director for goods or services or other contractual arrangements must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

—	if a director or an immediate family member of the director is an officer of another company that does business with Deere and the annual sales to or purchases from Deere during such company’s preceding fiscal year are less than 1% of the gross annual revenues of such company
—	if a director is a partner of or of counsel to a law firm, the director or an immediate family member of the director does not personally perform any legal services for Deere and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000
—	if a director is a partner, officer, or employee of an investment bank or consulting firm, the director or an immediate family member of the director does not personally perform any investment banking or consulting services for Deere and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year do not exceed $100,000

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years contributions in an amount not exceeding the greater of $1 million or 2% of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year. (Any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose.) All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

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Appendices
Appendix B

Appendix B

Deere & Company Reconciliation of Variable Compensation Measures to Non-GAAP Measures
SHORT-TERM INCENTIVE:
As described in the CD&A under Short-Term Incentive (STI), Operating Return on Operating Assets (OROA) and Return on Equity (ROE) are the metrics used to measure performance for the STI program. The OROA and ROE calculations for Fiscal 2020 are summarized below. The Equipment Operations OROA calculation excludes the assets from our captive Financial Services operations. ROE is based solely on the Financial Services segment.

(Millions of $) OROA Calculation for Equipment Operations:	Equipment Operations	Agriculture & Turf Operations	Construction & Forestry Operations
Operating Profit (1)	$3,289	$2,969	$320
Average Identifiable Assets With Inventories at Standard Cost (1)(2)	$15,046	$11,455	$3,591
OROA With Inventories at Standard Cost	21.9%	25.9%	8.9%

ROE Calculation for Financial Services:
Net Income Attributable to Deere & Company	$566
Average Equity	$5,099
ROE	11.1%

(1)

On December 1, 2017, the Company acquired the stock and certain assets of substantially all of Wirtgen Group Holding GmbH’s operations (Wirtgen), the leading manufacturer worldwide of road construction equipment. Wirtgen is included in the construction and forestry segment. Wirtgen is excluded from the metrics above in order to allow time for assimilation.

(2)

Average Identifiable Assets with Inventories at LIFO were $13,629, $10,305, and $3,324 for Equipment Operations, Agriculture and Turf Operations and Construction and Forestry Operations - excluding Wirtgen, respectively. OROA with Inventories at LIFO and goodwill as reported were 24.1%, 28.8%, and 9.6% for Equipment Operations, Agriculture and Turf and Construction and Forestry - excluding Wirtgen, respectively.

82	DEERE & COMPANY	2021 PROXY STATEMENT

Appendices
Appendix B

LONG-TERM INCENTIVE CASH:
As described in the CD&A under Long-Term Incentive Cash (LTIC), Shareholder Value Added (SVA) is the metric used to measure performance for the LTIC program. The computation of SVA is summarized as follows for the performance period ended with fiscal 2020:

(Millions of $)	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020	Total SVA for Three-Year Performance Period Ending 2019
SVA Calculation for Equipment Operations:
Operating Profit (1)	$3,568	$3,378	$3,289
Average Identifiable Assets
With Inventories at LIFO (1)(2)	$13,566	$14,460	$13,629
With Inventories at Standard Cost (1)(2)	$14,615	$15,677	$15,046
Less Estimated Cost of Assets (2)(3)	$(1,753)	$(1,880)	$(1,806)
SVA	$1,815	$1,498	$1,483
SVA Calculation for Financial Services:
Net Income Attributable to Deere & Company (4)	$530	$539	$566
Operating Profit	$792	$694	$746
Average Equity (4)	$4,793	$5,040	$5,099
Less Cost of Equity (5)	$(722)	$(657)	$(673)
SVA	$70	$ 37	$73
Deere Enterprise SVA	$1,885	$1,535	$1,556	$4,976

Effect of Goodwill Exclusion (2)	$(25)	$(20)	$–
Deere Reported SVA	$1,860	$1,515	$1,556

(1)

On December 1, 2017, the Company acquired the stock and certain assets of substantially all of Wirtgen Group Holding GmbH’s operations (Wirtgen), the leading manufacturer worldwide of road construction equipment. Wirtgen is included in the construction and forestry segment. Wirtgen is excluded from the metrics above in order to allow time for assimilation.

(2)

When goodwill from an acquisition exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. Goodwill for LTIC purposes for the fiscal years 2019 and 2018 was reduced by $160.9M and $209.6M, respectively. The resulting increase to SVA for LTIC purposes for fiscal years 2019 and 2018 was $20M and $25M, respectively.

(3)

For purposes of determining SVA, the equipment segments are assessed a pretax cost of assets – which on an annual basis is generally 12% of the segment’s average identifiable operating assets during the applicable period with inventory at standard cost (believed to more closely approximate the current cost of inventory and the company’s investment in the asset).

(4)

On December 22, 2017, the U.S. government enacted new tax legislation (tax reform), which resulted in a significant discrete income tax benefit for the Financial Services segment in 2018. The Financial Services segment SVA is based on net income and average equity. As a result, the 2018 SVA calculation was adjusted for certain tax reform effects. The 2019 and 2020 SVA is calculated with unadjusted U.S. GAAP information.

(5)	For SVA, Financial Services is assessed an annual pretax cost of average equity of approximately 13% for fiscal years 2020 and 2019 and approximately 15% for fiscal year 2018.

83	DEERE & COMPANY	2021 PROXY STATEMENT

DEERE & COMPANY
SHAREHOLDER RELATIONS
ONE JOHN DEERE PLACE
MOLINE, IL 61265

YOUR VOTE IS IMPORTANT.
THANK YOU FOR VOTING!

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 23, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 19, 2021 for shares held in an employee savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 23, 2021 for shares held directly and by 11:59 P.M. Eastern Time on February 19, 2021 for shares held in an employee savings plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DE2021

You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D26955-P46947-Z78542	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DEERE & COMPANY

Vote on Directors

The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Tamra A. Erwin	☐	☐	☐

1b.	Election of Director: Alan C. Heuberger	☐	☐	☐

1c.	Election of Director: Charles O. Holliday, Jr.	☐	☐	☐

1d.	Election of Director: Dipak C. Jain	☐	☐	☐

1e.	Election of Director: Michael O. Johanns	☐	☐	☐

1f.	Election of Director: Clayton M. Jones	☐	☐	☐

1g.	Election of Director: John C. May	☐	☐	☐

1h.	Election of Director: Gregory R. Page	☐	☐	☐

1i.	Election of Director: Sherry M. Smith	☐	☐	☐

1j.	Election of Director: Dmitri L. Stockton	☐	☐	☐

1k.	Election of Director: Sheila G. Talton	☐	☐	☐

Vote on Proposals

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

2.	Advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends a vote FOR the following Proposal:		For	Against	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as Deere's independent registered public accounting firm for fiscal 2021	☐	☐	☐

(Please sign, date, and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please enroll at www.proxyvote.com.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Shareholders:

It is a pleasure to invite you to the 2021 Annual Meeting of Shareholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 24, 2021, at www.virtualshareholdermeeting.com/DE2021. As part of our precautions regarding the coronavirus and to support the health and well-being of our shareholders, the 2021 Annual Meeting of Shareholders will be held exclusively online. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person.

The enclosed Notice of Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named directors, two company proposals, including the ratification of the independent registered public accounting firm for fiscal 2021, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	Use of cameras, audio or video recording equipment, web screen capture or sharing, or any other similar recording equipment or means is prohibited.

2.	There will be a question and answer period at the end of the meeting. Questions are to be addressed to the Chairman. Please submit questions into the field provided in the web portal during the meeting. Please include your name, the city and state or province where you reside, and confirm you are a shareholder. Limit each question to one topic. Personal grievances or claims are not appropriate subjects for the meeting.

3.	The Chairman has discretion to rule on any procedural matters that arise during the meeting.

4.	In the event of technical malfunction or other significant problems that disrupt the meeting, the Chairman may adjourn, recess or expedite the meeting or take such other action the Chairman determines is appropriate. If you are planning to vote during the meeting, be prepared to vote as soon as the polls open.

5.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around March 2, 2021.

The Notice of the 2021 Annual Meeting, the Fiscal 2020 Proxy Statement, Form of Proxy, and the Fiscal 2020 Annual Report are available on Deere's Internet site at www.JohnDeere.com/stock.

Detach Proxy Card Here
▼	▼
D26956-P46947-Z78542

DEERE & COMPANY
PROXY - ANNUAL MEETING / FEBRUARY 24, 2021

Solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Deere & Company on February 24, 2021.

The undersigned appoints each of John C. May and Todd E. Davies, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date, and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address changes and comments can be directed to Deere's Investor Relations Department at DeereIR@JohnDeere.com